UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

THE HOME DEPOT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE HOME DEPOT

PROXY STATEMENT

AND

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

TO MY FELLOW SHAREHOLDERS:

It is my pleasure to invite you to attend our 2014 Annual Meeting of Shareholders on Thursday, May 22, 2014 at 9:00 a.m., Eastern Time. The meeting will be held at the Cobb Galleria Centre in Atlanta, Georgia.

The enclosed notice of meeting and proxy statement contain important information, including a description of the business that will be acted upon at the meeting, as well as the voting procedures and information on obtaining admission tickets. At the meeting, we will also report on the Company’s performance and operations and respond to your questions. If you will need special assistance or seating, please contact Audrey Davies at (770) 384-2700.

If you are unable to attend the meeting, you can listen to the meeting and view the presentation on the Company’s performance through the live webcast on the Internet. Visit our Investor Relations website at http://ir.homedepot.com and click on “Events & Presentations” for details. The webcast will be archived and available for replay beginning shortly after the meeting.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote and submit your proxy over the Internet, by telephone or by mail.

I hope you will be able to join us, and I look forward to seeing you.

Sincerely,

Francis S. Blake

Chairman and Chief Executive Officer

THE HOME DEPOT, INC.

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

TIME:	9:00 a.m., Eastern Time, on Thursday, May 22, 2014

PLACE:	Cobb Galleria Centre Two Galleria Parkway, S.E. Atlanta, Georgia 30339

ITEMS OF BUSINESS:	(1) To elect as directors of the Company the 11 persons named in the accompanying Proxy Statement for terms expiring at the 2015 annual meeting;

(2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2015;

(3) To cast an advisory vote to approve executive compensation;

(4) To act on two shareholder proposals described in the Proxy Statement, if properly presented; and

(5) To transact any other business properly brought before the meeting.

WHO MAY VOTE:	Shareholders of record as of the close of business on March 24, 2014 are entitled to vote.

ANNUAL MEETING MATERIALS:	A copy of this Proxy Statement and our 2013 Annual Report are available at http://reports.homedepot.com.

DATE OF MAILING:	A Notice of Internet Availability of Proxy Materials or this Proxy Statement is first being mailed to shareholders on or about April 7, 2014.

By Order of the Board of Directors,

Teresa Wynn Roseborough

Corporate Secretary

THE HOME DEPOT, INC.

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

We are providing this Proxy Statement in connection with the solicitation by the Board of Directors (the “Board”) of The Home Depot, Inc. (the “Company”) of proxies to be voted at our 2014 Annual Meeting of Shareholders (the “Meeting”) and at any reconvened or rescheduled meeting following any adjournment or postponement. The Meeting will be held at the Cobb Galleria Centre, Two Galleria Parkway, S.E., Atlanta, Georgia, on Thursday, May 22, 2014, at 9:00 a.m., Eastern Time.

This Proxy Statement contains important information for you to consider when deciding how to vote. Please read this information carefully.

The Home Depot 2014 Proxy Statement	1

THE HOME DEPOT 2014 PROXY STATEMENT SUMMARY

This summary highlights information contained in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

2014 Annual Meeting Information (see pages 4-6)	Items of Business

Date: Thursday, May 22, 2014

Time: 9:00 a.m., Eastern Time

Location: Cobb Galleria Centre, Two Galleria
Parkway, S.E., Atlanta, Georgia 30339

Record Date: March 24, 2014

Admission: To attend the Meeting in person, you
will need proof of your share ownership and valid
picture identification.

Meeting Webcast: http://ir.homedepot.com under
“Events and Presentations” beginning at 9:00 a.m.,
Eastern Time, on May 22, 2014

	Proposal	Board Recommendation	Page Number
	1. Election of 11 directors	For	13
	2. Ratification of appointment of KPMG LLP, our independent registered public accounting firm	For	20
	3. “Say-on-Pay” advisory vote to approve executive compensation	For	23
	4. Shareholder proposal regarding special shareholder meetings	Against	24
	5. Shareholder proposal regarding employment diversity report	Against	26
Fiscal 2013 Highlights (see page 29)

Continued strong execution of our strategic initiatives allowed us to be well-positioned to capitalize on the improving housing market:

• Increased net sales by 5.4% to $78.8 billion

• Increased operating income by 18.0% to $9.2 billion

• Increased inventory turns from 4.5 turns to 4.6 turns

• Increased diluted earnings per share by 25.3% to $3.76

• Increased return on invested capital from 17.0% to 20.9%

• Returned value to shareholders through a 14% increase in our stock price, $2.2 billion in dividends, and $8.5 billion in share repurchases during Fiscal 2013

Executive Compensation Highlights (see pages 28-39)

We pay for performance:

• A significant portion of our named executive officers’ (“NEOs”) target compensation is performance-based:

• Approximately 89.7% for our CEO

• Approximately 81.7% for our other NEOs

• 100% of annual incentive compensation and 66.7% of equity compensation are tied to performance against pre-established specific, measurable financial performance goals

We seek to mitigate compensation-related risk through a variety of vehicles:

• Annual compensation risk assessment

• Compensation recoupment policy applicable to
all executive officers

• Anti-hedging policy applicable to all associates, officers and directors

• Stock ownership and retention guidelines for executive officers

• No change in control agreements

2	The Home Depot 2014 Proxy Statement

THE HOME DEPOT 2014 PROXY STATEMENT SUMMARY

Our Corporate Governance Policies Reflect Best Practices:

• Annual election of directors

• Majority voting standard in director elections

• Independent lead director

• 91% of directors and all Board committee members are independent

• Independent directors meet without management

• Anti-hedging policy applicable to all associates, officers and directors

• No shareholder rights plan or “poison pill”

• Stock ownership and retention guidelines for executive officers

• Shareholder ability to act by written consent and call special meetings

• Director store walk policy

• Board orientation and education program

• Management succession policy set forth in Corporate Governance Guidelines

• Annual Board and committee self-evaluations

Director Nominees				Board Committee Composition
Name	Director Since	Independent	Position	Audit	Leadership Dev. & Comp.	Nom. & Corp. Gov.	Finance
F. Duane Ackerman	2007	✓	Former President and Chief Executive Officer, BellSouth Corporation	✓ *		✓ *
Francis S. Blake	2006		Chairman and Chief Executive Officer, The Home Depot, Inc.
Ari Bousbib	2007	✓	Chairman and Chief Executive Officer, IMS Health Inc.	✓ *			✓ *
Gregory D. Brenneman	2000	✓	Chairman, CCMP Capital Advisors, LLC		✓ *	*	✓
J. Frank Brown	2011	✓	Managing Director and Chief Operating Officer, General Atlantic, LLC	✓ *			✓ *
Albert P. Carey	2008	✓	Chief Executive Officer, PepsiCo Americas Beverages		✓ *	✓ *
Armando Codina	2007	✓	Chairman and Former Chief Executive Officer, Codina Partners, LLC		✓ *	✓ *
Helena B. Foulkes	2013	✓	Executive Vice President, CVS Caremark Corporation and President, CVS/pharmacy		✓ *		✓ *
Wayne M. Hewett	—	✓	President and Chief Executive Officer, Arysta LifeScience Corporation		*		*
Karen L. Katen	2007	✓	Senior Advisor, Essex Woodlands Health Ventures	✓ *		✓ *
Mark Vadon	2012	✓	Chairman of the Board, zulily, Inc.	✓ *			✓ *

Current committee assignments are reflected by (✓); anticipated committee assignments following the Meeting, subject to the election of the 11 director nominees listed above, are reflected by (*). Please see pages 11-12 for additional information.

The Home Depot 2014 Proxy Statement	3

ABOUT THE 2014 ANNUAL MEETING OF SHAREHOLDERS

WHAT AM I VOTING ON?

You will be voting on the following items:

•	Election to the Board of Directors of the 11 persons named in “Election of Directors” below;

•	Ratification of the appointment of KPMG LLP (“KPMG”) as the independent registered public accounting firm of the Company for the fiscal year ending February 1, 2015 (“Fiscal 2014”);

•	An advisory vote to approve executive compensation, also referred to as “say-on-pay”;

•	Two shareholder proposals described in this Proxy Statement; and

•	Transaction of any other business properly brought before the Meeting.

WHO IS ENTITLED TO VOTE?

Holders of record of shares of the Company’s common stock as of the close of business on March 24, 2014, the record date for the Meeting, are entitled to vote. Each share of common stock is entitled to one vote on each matter presented for a vote of the shareholders. As of March 24, 2014, we had 1,368,097,079 shares of common stock outstanding.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, which means you hold your shares in certificate form or through an account with our transfer agent, Computershare Trust Company, N.A., you have three options for voting before the Meeting:

•	Over the Internet, at www.proxyvote.com, by following the instructions on the Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card;

•	By telephone, by dialing 1-800-690-6903; or

•	By completing, dating, signing and returning a proxy card by mail.

If you are a beneficial holder, meaning you hold your shares in “street name” through an account with a bank or broker, your ability to vote over the Internet or by telephone depends on the voting procedures of your bank or broker. Please follow the directions on the voting instruction form that your bank or broker provides.

MAY I VOTE AT THE MEETING?

Yes. If you are a registered shareholder, you may vote your shares at the Meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the Meeting. A legal proxy is an authorization from your bank or broker for you to vote the shares it holds in its name on your behalf. Even if you plan to attend the Meeting, we encourage you to vote your shares before the Meeting. See “How Can I Attend the Meeting?” below.

MAY I REVOKE MY PROXY AND/OR CHANGE MY VOTE?

Yes. You may revoke your proxy and/or change your vote by:

•	Signing another proxy card with a later date and delivering it to us before the Meeting;

•	Voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on May 21, 2014;

•	Voting at the Meeting before the polls close if you are a registered shareholder or have obtained a legal proxy from your bank or broker; or

•	Notifying the Company’s Corporate Secretary in writing before the Meeting that you revoke your proxy.

WHAT IF I SIGN AND RETURN MY PROXY BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed, dated and returned but do not contain voting instructions will be voted:

•	“For” the election of all of the 11 named director nominees;

•	“For” the ratification of the appointment of KPMG;

•	“For” the advisory vote to approve executive compensation;

•	“Against” each shareholder proposal; and

•	On any other matters properly brought before the Meeting, in accordance with the best judgment of the named proxies.

If your shares are held through an account with a bank or broker, see “Will My Shares Be Voted If I Do Not Provide My Proxy or Voting Instruction Form?” below.

HOW DO I VOTE IF I PARTICIPATE IN ONE OF THE COMPANY’S RETIREMENT PLANS?

You may vote your shares over the Internet, by telephone, by mail or in person at the Meeting as if

4	The Home Depot 2014 Proxy Statement

ABOUT THE 2014 ANNUAL MEETING OF SHAREHOLDERS

you were a registered shareholder, as described in this Proxy Statement. By voting, you are instructing the trustee of your plan to vote all of your shares as directed. If you do not vote, the shares credited to your account will be voted by the trustee in the same proportion that it votes shares in other accounts for which it received timely instructions. If, however, you hold shares through the self-directed brokerage window of your plan, or you participate in one of the Company’s Canada-based retirement plans, and, in either case, you do not vote those shares, those shares will not be voted.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY OR VOTING INSTRUCTION FORM?

If you are a registered shareholder and do not provide a proxy by voting over the Internet, by telephone or by signing and returning a proxy card, you must attend the Meeting in order to vote.

If you hold shares through an account with a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the New York Stock Exchange (the “NYSE”). These rules allow banks and brokers to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions. On matters considered “non-routine,” banks and brokers may not vote shares without your instruction. Shares that banks and brokers are not authorized to vote are referred to as “broker non-votes.”

The ratification of KPMG as the Company’s independent registered public accounting firm for Fiscal 2014 is considered a routine matter. Accordingly, banks and brokers may vote shares on this proposal without your instructions, and there will be no broker non-votes with respect to this proposal.

The other proposals will be considered non-routine, and banks and brokers therefore cannot vote shares on those proposals without your instructions. Please note that if you want your vote to be counted on these proposals, including the election of directors, you must instruct your bank or broker how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf with respect to those proposals.

HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSALS?

With respect to the election of directors, each director nominee receiving a majority of votes cast with respect to that director nominee’s election will be elected as a director. If any of the incumbent director nominees does not receive a majority of votes cast, under Delaware law he or she would continue to serve on the Board until a successor is elected. However, our By-Laws provide that any incumbent director who fails to receive a majority of votes cast must promptly tender his or her resignation to the Board for consideration. The Nominating and Corporate Governance Committee will then recommend to the Board whether to accept or reject the resignation or to take any other action. The Board will act on that recommendation and publicly disclose its decision within 90 days following certification of election results. The director who tenders his or her resignation will not participate in the Nominating and Corporate Governance Committee’s recommendation or in the Board’s decision. If a nominee who is not an incumbent director fails to receive a majority of the votes cast, the Board may, in accordance with our By-Laws, fill the resulting vacancy or decrease the size of the Board.

The ratification of KPMG as the Company’s independent registered public accounting firm and each of the shareholder proposals require a majority of votes cast to be approved.

Under the Company’s By-Laws, the advisory vote to approve executive compensation also requires a majority of votes cast to be approved. While this proposal is advisory in nature and not binding on the Company, our Leadership Development and Compensation Committee (“LDC Committee”) and Board will consider the results of the voting on this proposal in formulating future executive compensation policy.

A “majority of votes cast” means the number of “For” votes exceeds the number of “Against” votes. A proxy marked “Abstain” with respect to any proposal therefore generally will not have any effect on the outcome of the vote on that proposal. Similarly, broker non-votes will not be counted as votes cast and therefore generally will have no effect on the outcome of the vote on any proposal.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

In order for us to conduct the Meeting, holders of a majority of our outstanding shares of common stock

The Home Depot 2014 Proxy Statement	5

ABOUT THE 2014 ANNUAL MEETING OF SHAREHOLDERS

as of the close of business on March 24, 2014 must be present in person or by proxy. This is referred to as a quorum. Your shares are counted as present if you attend the Meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum. If a quorum is not present at the Meeting, the Meeting may be adjourned from time to time until a quorum is present.

HOW CAN I ATTEND THE MEETING?

To attend the Meeting, you will need to bring (1) an admission ticket if your shares are registered in your name or a legal proxy from the bank or broker that is the record owner of your shares and (2) valid picture identification. If your shares are registered in your name and you received a Notice, the Notice is your admission ticket. If your shares are registered in your name and you received proxy materials by mail, your admission ticket is attached to your proxy card. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy, which will serve as your admission ticket.

If you do not have valid picture identification and either an admission ticket or a legal proxy, you will not be admitted to the Meeting.

You may indicate whether you plan to attend the Meeting by checking the appropriate box if completing a proxy card or voting instruction card, responding when prompted if voting by telephone, or making the appropriate selection at the bottom of the screen after entering your control number at www.proxyvote.com if voting over the Internet.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE, PROXY CARD OR VOTING INSTRUCTION FORM?

This means that your shares are registered in different names or are held in more than one account. To ensure that all shares are voted, please vote each account over the Internet or by telephone, or sign and return by mail all proxy cards and voting instruction forms. We encourage you to register all shares in the same name and address by contacting our transfer agent, Computershare, at 1-800-577-0177. If you hold your shares through an account with a bank or broker, you should contact your bank or broker and request consolidation.

AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT TO SHAREHOLDERS

Only one copy of the Notice or this Proxy Statement and the 2013 Annual Report is being delivered to shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. Shareholders sharing an address who wish to receive separate copies of the Notice or this Proxy Statement and the 2013 Annual Report, or who wish to begin receiving a single copy of such materials, may make such request as follows:

•	If you are a registered shareholder, by writing to Broadridge Investor Communication Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-800-542-1061; or

•	If you are a beneficial owner, by contacting your broker, dealer, bank, voting trustee or other nominee.

Registered shareholders sharing an address who elect to receive a single copy of the Notice or this Proxy Statement and the 2013 Annual Report will continue to receive separate proxy cards.

You may also elect to receive the Notice or this Proxy Statement and the 2013 Annual Report via e-mail by contacting Broadridge if you are a registered shareholder, by contacting your bank or broker if you are a beneficial owner, or by visiting our website at http://reports.homedepot.com.

Additional copies of this Proxy Statement and the 2013 Annual Report will be provided without charge to shareholders upon written request to Investor Relations, The Home Depot, Inc., 2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339, by calling (770) 384-4388 or via the Internet at http://ir.homedepot.com.

WHERE AND WHEN WILL I BE ABLE TO FIND THE VOTING RESULTS?

You can find the official results of the voting at the Meeting in our Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days after the Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

6	The Home Depot 2014 Proxy Statement

BOARD OF DIRECTORS INFORMATION

Our Board currently has 11 members: F. Duane Ackerman, Francis S. Blake, Ari Bousbib, Gregory D. Brenneman, J. Frank Brown, Albert P. Carey, Armando Codina, Helena B. Foulkes, Bonnie G. Hill, Karen L. Katen and Mark Vadon. Each director who served during the fiscal year ended February 2, 2014 (“Fiscal 2013”) was, and each current director continues to be, independent other than Mr. Blake, our Chairman and Chief Executive Officer (“CEO”).

Under our Corporate Governance Guidelines, directors who reach age 72 by the end of the calendar year preceding an annual meeting cannot stand for re-election at that meeting. Because Ms. Hill reached age 72 in 2013, she is not standing for re-election and will be retiring from the Board at the Meeting. As discussed further below, the Board has nominated Wayne M. Hewett to fill the seat to be vacated by Ms. Hill. Following the Meeting, the size of the Board will therefore remain at 11 members.

BOARD LEADERSHIP

We believe that having a combined Chair and CEO, an independent Lead Director, and Board committees composed entirely of independent directors currently provides the best Board leadership structure for The Home Depot. This structure, together with our other strong corporate governance practices, provides robust independent oversight of management while ensuring clear strategic alignment throughout the Company. Specifically, Mr. Blake proposes strategic priorities to the Board (with input from the Lead Director), communicates the Board’s guidance to management, and is ultimately responsible for implementing the Company’s key strategic initiatives.

Our Lead Director is an independent director who is elected annually by the independent members of the Board. Bonnie G. Hill, a director since 1999, currently serves as our Lead Director. As noted above, Ms. Hill is not standing for re-election to the Board, and Gregory D. Brenneman, a director since 2000, has been elected by the independent members of the Board to be our Lead Director effective immediately following the Meeting. Our Lead Director:

•	Chairs Board meetings when the Chair is not present, including presiding at executive sessions of the Board (without management present) at every regularly scheduled Board meeting;

•	Works with management to determine the information and materials provided to Board members;

•	Approves Board meeting agendas, schedules and other information provided to the Board;

•	Consults with the Chair on other matters that are pertinent to the Board and the Company;

•	Has the authority to call meetings of the independent directors;

•	Is available for communication and consultation with major shareholders upon request; and

•	Serves as liaison between the Chair and the independent directors.

RISK OVERSIGHT

In accordance with NYSE requirements and our Audit Committee charter, our Audit Committee has primary responsibility for overseeing risk assessment and management, including the Company’s major financial exposures and the steps management has taken to monitor and control those exposures. The Audit Committee stays apprised of significant actual and potential risks faced by the Company in part through review of quarterly reports from our Enterprise Risk Council (the “ERC”). The Audit Committee reports to the Board at each quarterly Board meeting.

Our ERC is composed of leaders from the functional areas of the Company and meets at least quarterly to coordinate information sharing and mitigation efforts for all types of risks applicable to the Company. The chair of the ERC, who is also our Vice President of Internal Audit and Corporate Compliance, reports the ERC’s risk analyses to senior management regularly and attends each Audit Committee meeting. The chair of the ERC also provides a detailed annual report regarding the Company’s risk assessment and management process to either the Audit Committee or the full Board.

The Audit Committee also receives quarterly reports from our FCPA Oversight Committee, which oversees enterprise-wide compliance with the U.S. Foreign Corrupt Practices Act and the anti-bribery laws of the other jurisdictions in which we conduct business. The FCPA Oversight Committee, which is chaired by our Executive Vice President, General Counsel and Corporate Secretary, is composed of our Chief

The Home Depot 2014 Proxy Statement	7

BOARD OF DIRECTORS INFORMATION

Financial Officer and Executive Vice President – Corporate Services, our Vice President of Internal Audit and Corporate Compliance, and representatives from each non-U.S. division, the business functions responsible for administration of our policies, and the business functions that manage our transactions outside of the U.S.

Our other Board committees also consider significant risks within their areas of responsibility. As discussed in the Compensation Discussion and Analysis beginning on page 28, our LDC Committee oversees risks related to our compensation programs, including an annual review and risk assessment of the Company’s compensation policies and practices, and monitors the independence of its compensation consultant. Our Nominating and Corporate Governance Committee oversees risks related to our governance policies and practices, including review and approval of any related-party transactions and relationships involving our directors and executive officers. Our Finance Committee oversees risks related to our capital structure, financial resources, utilization of derivatives and accelerated share repurchase agreements, and related financial matters. Each of our committees reports to the Board at each quarterly Board meeting.

In addition, the Board and each committee receive presentations throughout the year from management regarding specific potential risks and trends as necessary. At each Board meeting, the Chairman and CEO addresses in a directors-only session matters of particular importance or concern, including any significant areas of risk requiring Board attention. Annually, through dedicated sessions focusing exclusively on corporate strategy, our full Board reviews in detail the Company’s short- and long-term strategies, including consideration of significant risks facing the Company and their potential impact. We believe that the practices described above and our current leadership structure facilitate effective Board oversight of our significant risks.

DIRECTOR INDEPENDENCE

The Director Independence Standards in the Company’s Corporate Governance Guidelines exceed the independence standards adopted by the NYSE. Our independence standards are attached as Appendix A to this Proxy Statement. Our Corporate Governance Guidelines are available at http://ir.homedepot.com under “Corporate Governance > Corp. Governance Overview” and in print upon request. Pursuant to these guidelines, the Board and the Nominating and Corporate Governance Committee reviewed the independence of each director and our director nominee in early 2014. During this review, the Board and the Nominating and Corporate Governance Committee considered all relevant facts and circumstances related to transactions and relationships between each director and director nominee (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationship or transaction would prohibit a director or director nominee from being independent under SEC rules, the NYSE listing standards and the Company’s Director Independence Standards.

Based on this review and the recommendation of the Nominating and Corporate Governance Committee, the Board affirmatively determined that all of the individuals nominated for election to the Board at the Meeting are independent except Francis S. Blake, because of his position as our Chairman and CEO.

The Company has purchase, sale and other transactions and relationships in the normal course of business with companies with which certain Company directors are associated, but which our Board determined are not material to the Company, the directors or the companies with which the directors are associated. All of these transactions were reviewed and considered by the Board and the Nominating and Corporate Governance Committee in determining the independence of Company directors. In particular, the Board and the Nominating and Corporate Governance Committee took into account the following transactions during Fiscal 2013:

•	Mr. Ackerman served as a director of United Parcel Service, Inc., from which we purchased freight services, and as a director of The Allstate Corporation, from which we purchased insurance coverage;

•

Mr. Brenneman served as a director of Automatic Data Processing, Inc., from which we purchased payroll and tax services, and as the Chairman of CCMP Capital Advisors, LLC, which manages funds that have or had an equity interest in Aramark Corporation, from which we purchased food services and uniform apparel; Generac Power Systems, Inc., from which we purchased generators and related merchandise; and Cabela’s, Inc., from which we purchased outdoor goods;

8	The Home Depot 2014 Proxy Statement

BOARD OF DIRECTORS INFORMATION

•

Mr. Brown served as Managing Director and Chief Operating Officer of General Atlantic LLC, which manages funds that have or had an equity interest in Acumen Brands, Inc., from which we purchased online marketing services; Bazaarvoice, Inc., from which we purchased software; Facebook, Inc., from which we purchased social media marketing services; Genpact Ltd., from which we purchased business process and technology consulting services; Mu Sigma Inc., from which we purchased data analytics consulting services; and Web.com Group, Inc., from which we purchased online marketing services;

•	Mr. Carey served as Chief Executive Officer of PepsiCo Americas Beverages, from which we purchased food and beverage products;

•	Ms. Foulkes served as Executive Vice President of CVS Caremark Corporation and President of CVS/pharmacy, from which we purchased prescription management and on-site pharmacy services;

•	Ms. Hill served as a director of YUM! Brands, Inc., from which we purchased food products; and

•	Ms. Katen served as a director of Air Liquide, from which we purchased industrial gases.

In each instance described above, the amount of payments made and received by each entity represented an immaterial percentage of the Company’s and the other entity’s revenues. The Board and the Nominating and Corporate Governance Committee believe that all of the transactions and relationships during Fiscal 2013 described above were on arm’s-length terms that were reasonable and competitive and that the directors did not participate in or personally benefit from these transactions.

SELECTING NOMINEES TO THE BOARD OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for considering candidates for the Board and recommending director nominees to the Board. All members of the Nominating and Corporate Governance Committee have been determined to be independent by the Board pursuant to SEC rules, NYSE listing standards and the Company’s Director Independence Standards. The Nominating and Corporate Governance Committee’s charter, as well as the charters for the Audit Committee, LDC Committee and Finance Committee, are available on the Company’s website at http://ir.homedepot.com under “Corporate Governance > Committee Members & Charters.”

The Nominating and Corporate Governance Committee considers candidates for nomination to the Board from a number of sources. Current members of the Board are considered for re-election unless they have notified the Company that they do not wish to stand for re-election and provided they have not reached age 72 by the calendar year-end immediately preceding the Company’s next annual meeting of shareholders. The Nominating and Corporate Governance Committee may also consider candidates recommended by current members of the Board, members of management and shareholders, as discussed below under “Director Candidates Recommended by Shareholders.”

From time to time, the Nominating and Corporate Governance Committee engages independent search firms to assist in identifying potential Board candidates. Services provided by the search firms include identifying and assessing potential director candidates meeting criteria established by the Nominating and Corporate Governance Committee, verifying information about the prospective candidate’s credentials, and obtaining a preliminary indication of interest and willingness to serve as a Board member. During Fiscal 2013, the Nominating and Corporate Governance Committee engaged Russell Reynolds Associates to assist it in identifying and assessing potential director candidates, including Ms. Foulkes, who was appointed to our Board in September 2013, and Mr. Hewett, who has been nominated for election as a director at the Meeting.

The Nominating and Corporate Governance Committee evaluates all candidates, regardless of who recommended the candidate, based on the same criteria. The criteria and the process by which director nominees are considered and selected are discussed further below under “Election of Directors.”

DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

The Nominating and Corporate Governance Committee will consider all candidates recommended by a shareholder (or group of shareholders) who owns at least one percent of the Company’s outstanding shares of common stock and who has held such shares for at least one year as of the date of the

The Home Depot 2014 Proxy Statement	9

BOARD OF DIRECTORS INFORMATION

recommendation. We refer to a shareholder (or group of shareholders) who meets these requirements as an “Eligible Shareholder.” If the shareholder is not an Eligible Shareholder, the Nominating and Corporate Governance Committee may, but is not obligated to, evaluate the candidate and consider him or her for nomination to the Board. A shareholder wishing to recommend a candidate must submit the following documents to the Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, N.W., Building C-22, Atlanta, Georgia 30339 not less than 120 calendar days prior to the anniversary of the date on which the Company’s Proxy Statement was released to shareholders in connection with the previous year’s annual meeting of shareholders:

•	A recommendation that identifies the candidate and provides contact information for that candidate;

•	The written consent of the candidate to serve as a director of the Company, if elected; and

•	Documentation establishing that the shareholder making the recommendation is an Eligible Shareholder.

If the candidate is to be evaluated by the Nominating and Corporate Governance Committee, the Corporate Secretary will request from the candidate a detailed résumé, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for a background check. These documents must be received from the candidate before the first day of February preceding the annual meeting of shareholders.

COMMUNICATING WITH THE BOARD

Shareholders and others who are interested in communicating directly with members of the Board, including those wishing to express concerns relating to accounting, internal controls, audit matters, fraud or unethical behavior, may do so by e-mail at HD_Directors@homedepot.com or by writing to the directors at the following address:

[Name of Director or Directors]

c/o Corporate Secretary

The Home Depot, Inc.

2455 Paces Ferry Road, N.W.

Building C-22

Atlanta, Georgia 30339

The Corporate Secretary reviews and provides the Board and the Nominating and Corporate Governance Committee with a summary of all such communications and a copy of any correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or the standing committees of the Board, or that otherwise requires the attention of the Board and the Nominating and Corporate Governance Committee. Correspondence relating to accounting, internal controls or auditing matters is brought to the attention of the Company’s internal audit department and, if appropriate, to the Audit Committee. All communications are treated confidentially.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board met six times during Fiscal 2013. The number of times that each standing committee of the Board met in Fiscal 2013 is shown below. Each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during Fiscal 2013, other than Karen L. Katen, whose attendance fell below the 75% threshold as a result of meetings missed due to a death in her family. Company policy provides that all directors are expected to attend annual shareholder meetings, absent extraordinary circumstances. Every director serving on our Board at the time of the 2013 Annual Meeting of Shareholders attended that meeting.

10	The Home Depot 2014 Proxy Statement

BOARD OF DIRECTORS INFORMATION

During Fiscal 2013, the Board had standing Audit, Nominating and Corporate Governance, Leadership Development and Compensation, and Finance Committees. The current members of our committees, the principal functions of each committee and the number of meetings held in Fiscal 2013 are shown below. Each member of each committee during Fiscal 2013 was, and each current member continues to be, independent under our Director Independence Standards and applicable SEC and NYSE rules.

Name of Committee and Current Members	Committee Functions	Number of Meetings
Audit: F. Duane Ackerman, Chair Ari Bousbib J. Frank Brown Karen L. Katen Mark Vadon	• Oversees the integrity of the Company’s financial statements • Oversees risk assessment and risk management • Reviews the Company’s compliance with legal and regulatory requirements, including Foreign Corrupt Practices Act and other anti-bribery regulations • Reviews the qualifications and independence of the Company’s independent registered public accounting firm • Oversees the performance of the Company’s internal audit function and independent registered public accounting firm • Reviews and monitors the Company’s compliance programs	9
Nominating and Corporate Governance: Bonnie G. Hill, Chair F. Duane Ackerman Albert P. Carey Armando Codina Karen L. Katen	• Oversees the Company’s corporate governance practices and procedures and related risks • Reviews and monitors the performance and composition of the Board and its committees • Makes recommendations for director nominees • Reviews the independence of directors • Oversees communications between directors and shareholders • Reviews related-party transactions involving executive officers and directors • Oversees director education and engagement activities	4
Leadership Development and Compensation: Gregory D. Brenneman, Chair Albert P. Carey Armando Codina Helena B. Foulkes Bonnie G. Hill	• Reviews and recommends compensation of directors and the CEO and approves compensation of other executive officers • Reviews and recommends policies, practices and procedures concerning human resource-related matters • Administers stock incentive and stock purchase plans, including determining grants of equity awards under the plans • Undertakes annual review and risk assessment of compensation policies and practices • Oversees senior management succession planning policies and procedures • Monitors the independence of its compensation consultant	5
Finance: Ari Bousbib, Chair Gregory D. Brenneman J. Frank Brown Helena B. Foulkes Mark Vadon	• Oversees the management of the Company’s capital structure, financial resources and related financial risks • Reviews and recommends policies, practices and strategies concerning financial matters, including the Company’s management of financial risk, capital structure, investments, utilization of derivatives and accelerated share repurchase agreements, credit programs, credit ratings, and insurance • Oversees the Company’s annual capital plan, significant capital investments and strategies with respect to mergers and acquisitions activity	4

The Home Depot 2014 Proxy Statement	11

BOARD OF DIRECTORS INFORMATION

Subject to the election of the 11 director nominees discussed below under “Election of Directors,” the members of the committees following the Meeting are expected to be as follows:

AUDIT	NOMINATING AND CORPORATE GOVERNANCE	LEADERSHIP DEVELOPMENT AND COMPENSATION	FINANCE
F. Duane Ackerman, Chair	Gregory D. Brenneman, Chair	Albert P. Carey, Chair	Ari Bousbib, Chair
Ari Bousbib	F. Duane Ackerman	Gregory D. Brenneman	J. Frank Brown
J. Frank Brown	Albert P. Carey	Armando Codina	Helena B. Foulkes
Karen L. Katen	Armando Codina	Helena B. Foulkes	Wayne M. Hewett
Mark Vadon	Karen L. Katen	Wayne M. Hewett	Mark Vadon

12	The Home Depot 2014 Proxy Statement

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

The Nominating and Corporate Governance Committee, when considering the composition of our Board, focuses on ensuring a mix of directors that collectively possess the breadth of expertise and experience appropriate for a retailer of our size and geographic scope. The Company is the world’s largest home improvement specialty retailer, with more than 2,260 retail stores in the United States, Canada and Mexico, and our business involves all facets of retail, including finance, marketing, information technology, e-commerce, supply chain, real estate and strategic management. The Nominating and Corporate Governance Committee evaluates each director candidate on the basis of the length and quality of the candidate’s business experience, the applicability of the candidate’s skills and expertise to the Company and its business, the perspectives that the candidate would bring to the entire Board and the personality or “fit” of the candidate with existing members of the Board and management.

The Nominating and Corporate Governance Committee seeks directors who can:

•	Demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;

•	Be prepared to represent the best interests of all Company shareholders, and not just one particular constituency;

•	Demonstrate a record of professional accomplishment in his or her chosen field; and

•	Be prepared and able to participate fully in Board activities, including membership on at least two committees.

The Nominating and Corporate Governance Committee recognizes the importance of selecting directors from various backgrounds and professions in order to ensure that the Board as a whole has a wealth of experiences and perspectives to inform its decisions. Consistent with this philosophy, in addition to focusing on the skills and experience necessary to meet the core needs of the Company, as well as the basic qualifications set forth above, the Nominating and Corporate Governance Committee considers the ability of the nominee to contribute to the Board’s viewpoint, ethnic, gender, and racial diversity. The Nominating and Corporate Governance Committee assesses the composition of the Board at least once a year and more frequently as needed, particularly when considering potential new candidates.

After evaluating the performance and experience of each of the current directors and the composition of the full Board, the Nominating and Corporate Governance Committee has recommended the election of all ten of the eligible incumbent Board members and one new nominee, Wayne M. Hewett, who has been nominated to fill the seat held by Bonnie G. Hill. As previously noted, Ms. Hill reached age 72 in 2013. In accordance with our Corporate Governance Guidelines, she is retiring from service on the Board and is not standing for re-election at the Meeting. Each of the 11 individuals nominated for election to the Board would hold office until the 2015 Annual Meeting of Shareholders and until his or her successor is elected and qualified. Each nominee has agreed to serve as a director if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board in accordance with our By-Laws.

The 11 nominees for election to the Board are set forth below.

The Home Depot 2014 Proxy Statement	13

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

F. DUANE ACKERMAN, 71, Director since 2007

Mr. Ackerman brings to our Board his extensive experience in managing a complex, publicly traded company and in chairing a public company board of directors. Mr. Ackerman served as President and Chief Executive Officer of BellSouth Corporation, a telecommunications company, from 1997 to 2006, as Chairman of its board of directors from 1998 to 2006 and as Vice Chairman and Chief Operating Officer from 1995 to 1997. He also served as President and Chief Executive Officer of BellSouth Telecommunications, a local telephone service unit and the largest subsidiary of BellSouth Corporation, from 1992 to 1995. In these roles, Mr. Ackerman gained extensive experience supervising finance, supply chain, marketing, sales, international, information technology and real estate functions. Mr. Ackerman retired as Chairman Emeritus of BellSouth in March 2007.

Other U.S. Public Company Board Memberships in Past Five Years The Allstate Corporation (1999 to present) United Parcel Service, Inc. (2007 to present)

FRANCIS S. BLAKE, 64, Director since 2006

Mr. Blake has served as our Chairman and Chief Executive Officer since January 2007. Previously, he served as our Vice Chairman from October 2006 to January 2007 and as Executive Vice President – Business Development and Corporate Operations from 2002 to January 2007. In the latter position, Mr. Blake was responsible for the Company’s real estate, store construction, credit services, strategic business development, growth initiatives, and international and Home Services businesses. Mr. Blake previously served in a variety of executive positions at General Electric Company (“GE”), a diversified energy, technology, media, transportation, and financial services company, including as Senior Vice President, Corporate Business Development in charge of all worldwide mergers, acquisitions, and dispositions worldwide and identification of strategic growth opportunities.

Other U.S. Public Company Board Memberships in Past Five Years Southern Company (2004-2009)

14	The Home Depot 2014 Proxy Statement

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

ARI BOUSBIB, 53, Director since 2007

Mr. Bousbib plays a key role in the Board’s oversight of the Company’s supply chain, information technology, international and finance matters, as well as providing insight into the development of corporate strategy. In September 2010, Mr. Bousbib joined IMS Health Inc., an information services company, as its Chairman and Chief Executive Officer. Prior to IMS Health, Mr. Bousbib spent 14 years at United Technologies Corporation (“UTC”), a diversified company, where he most recently served as Executive Vice President of UTC and President of UTC’s Commercial Companies, responsible for the strategic direction and operational performance of subsidiaries Otis Elevator Company, Carrier Corporation and UTC Fire & Security. From 2002 to 2008, he served as President of Otis Elevator Company, and from 2000 to 2002 he served as its Chief Operating Officer. From 1997 to 2000, Mr. Bousbib was Vice President, Corporate Strategy and Development of UTC. Prior to joining UTC, Mr. Bousbib was a partner at Booz Allen Hamilton, a global management and technology consulting firm. In serving on our Board, Mr. Bousbib draws from his experience with managing large, sophisticated businesses, including oversight of extensive global operations, as well as strategic, finance, supply chain and information technology matters.

Other U.S. Public Company Board Memberships in Past Five Years None.

GREGORY D. BRENNEMAN, 52, Director since 2000

A successful business leader who has been involved in several well-known corporate spin-off and turnaround-driven transformations, Mr. Brenneman brings to our Board an extensive background in general management of large organizations and expertise in accounting and corporate finance, retail, supply chain, marketing and international matters. Mr. Brenneman is currently Chairman of CCMP Capital Advisors, LLC, a private equity firm with over $12 billion under management, and Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm focusing on corporate turnarounds. In prior management roles, Mr. Brenneman served as Executive Chairman of Quiznos, a national quick-service restaurant chain, from 2008 to 2010, and as its President and Chief Executive Officer from 2007 to 2008. Prior to joining Quiznos, Mr. Brenneman led restructuring and turnaround efforts at Burger King Corporation, PwC Consulting, a division of PricewaterhouseCoopers (“PwC”), and Continental Airlines, Inc. that resulted in improved customer service, profitability and financial returns.

Other U.S. Public Company Board Memberships in Past Five Years Automatic Data Processing, Inc. (2001 to present) Francesca’s Holdings Corporation (2010 to present)

The Home Depot 2014 Proxy Statement	15

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

J. FRANK BROWN, 57, Director since 2011

Mr. Brown is a seasoned international business and academic leader whose strong technical expertise in financial and accounting matters qualifies him as an “audit committee financial expert” under SEC guidelines, as described in the “Audit Committee Report” on page 21 of this Proxy Statement, and he serves in such capacity on our Audit Committee. Mr. Brown serves as Managing Director and Chief Operating Officer of General Atlantic LLC, a global growth equity firm, which he joined in 2011. From 2006 to 2011, Mr. Brown was Dean of INSEAD, an international business school with campuses in France, Singapore and Abu Dhabi. Before his appointment as Dean of INSEAD, he served as a member of its Board and as Chairman of its U.S. Council. Prior to his tenure at INSEAD, Mr. Brown spent 26 years at PwC, where he held a series of leadership roles, including head of its Assurance and Business Advisory Service, Transactions Services and Corporate Development practices, and most recently the leader of the $3.5 billion Advisory Services operating unit of PwC. He also launched PwC’s Genesis Park, a leadership development program to train the next generation of global leaders within the firm. Mr. Brown is a trustee of The Asia Society and a member of the American Institute of Certified Public Accountants. He is also an author and frequent speaker on leadership.

Other U.S. Public Company Board Memberships in Past Five Years None.

ALBERT P. CAREY, 62, Director since 2008

Having served in a number of senior executive positions at PepsiCo, Inc., a consumer products company, Mr. Carey enhances our Board’s experience in and oversight of retail, supply chain and marketing matters, as well as contributing to the general management and strategic business development skills of our Board. In 2011, Mr. Carey was named Chief Executive Officer of PepsiCo Americas Beverages, assuming responsibilities for all aspects of PepsiCo’s beverages business in the Americas. From 2006 to 2011, he served as President and Chief Executive Officer of Frito-Lay North America, a snack food company and the largest North American business division of PepsiCo. He also served as President of PepsiCo Sales, the sales division of PepsiCo, from 2003 to 2006, in charge of PepsiCo’s sales and customer management for its retail, food service and fountain businesses. Other positions that Mr. Carey has held at PepsiCo include Chief Operating Officer of PepsiCo Beverages & Foods North America, Senior Vice President of Sales for Pepsi-Cola North America and Chief Operating Officer of Frito-Lay North America. Prior to his career at PepsiCo, Mr. Carey spent seven years at Procter & Gamble.

Other U.S. Public Company Board Memberships in Past Five Years None.

16	The Home Depot 2014 Proxy Statement

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

ARMANDO CODINA, 67, Director since 2007

Mr. Codina’s extensive expertise in commercial real estate development and management provides our Board with significant insight into and understanding of the real estate issues faced by a large retail organization. Mr. Codina founded Codina Group, a South Florida-based commercial real estate firm, in 1980. As Codina Group’s Chairman and Chief Executive Officer, he led the company through significant growth for 26 years and successfully merged it with Florida East Coast Industries in 2006 to become Florida East Coast Industries’ full-service real estate business, Flagler Development Group. In 2006, Mr. Codina was appointed Chairman, Chief Executive Officer and President of Flagler Development Group, where he served until September 2008. He continued to serve as non-executive Chairman of Flagler until December 2010. Mr. Codina is currently the Chairman of Codina Partners, LLC, a real estate investment and development company that he formed in 2009, and he also served as its Chief Executive Officer until December 2013. Prior to founding Codina Group, Mr. Codina served as President of Professional Automated Services, Inc., a pioneer in the development of comprehensive medical management systems that provided data processing services to physicians. Mr. Codina’s deep roots in Florida have afforded the Board a unique insight into this market. In addition, Mr. Codina’s service on a number of public company boards of directors, including those listed below, provides significant and valuable perspective into corporate management and board dynamics.

Other U.S. Public Company Board Memberships in Past Five Years AMR Corporation (1995-2013) General Motors Corporation (2002-2009) Merrill Lynch & Co., Inc. (2005-2009)

HELENA B. FOULKES, 49, Director since 2013

Having served in a number of executive marketing, operations and strategic planning roles for CVS Caremark Corporation (“CVS”), an integrated pharmacy health care provider and retailer, Ms. Foulkes has significant experience in innovative marketing strategies, retail operations and merchandising, as well as insight into health care and associate wellness-related issues. She is currently Executive Vice President of CVS and President of CVS/pharmacy, a position she has held since January 1, 2014. Previously, she was Executive Vice President and Chief Health Care Strategy and Marketing Officer from 2011 to 2013, Executive Vice President and Chief Marketing Officer from 2009 to 2011, Senior Vice President of Health Services of CVS/pharmacy from 2007 to 2009, Senior Vice President, Marketing and Operations Services during a portion of 2007, and Senior Vice President, Advertising and Marketing from 2002 to 2007. In her 20-plus years with the CVS, Ms. Foulkes also has held positions in Marketing and Operations Services, Strategic Planning, Visual Merchandising and Category Management.

Other U.S. Public Company Board Memberships in Past Five Years None.

The Home Depot 2014 Proxy Statement	17

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

WAYNE M. HEWETT, 49, Director nominee

Mr. Hewett has significant experience executing company-wide initiatives across large organizations, developing proprietary products, optimizing a supply chain, and using emerging technologies to provide new products and services to customers. His experience and skills will enhance our Board’s ability to provide thoughtful oversight as we continue to implement our four key initiatives of customer service, product authority, disciplined capital allocation and interconnected retail. Since January 2010, Mr. Hewett has served as President and Chief Executive Officer of Arysta LifeScience Corporation, one of the world’s largest privately held crop protection and life science companies, and he is also a member of its board of directors. Prior to joining Arysta LifeScience as its Chief Operating Officer and a director in October 2009, Mr. Hewett served as a senior consultant to GenNx360, a private equity firm focused on sponsoring buyouts of middle market companies, from January to August 2009. Mr. Hewett’s career has also included over twenty years with GE. From October 2007 to December 2008, he served as GE’s Vice-President, Supply Chain and Operations. He also served as President and Chief Executive Officer of GE Advanced Materials, a global leader in providing a range of high-technology materials solutions, from 2005 until December 2006, when the company was sold to Apollo Management and renamed Momentive Performance Materials, Inc. Mr. Hewett remained with Momentive and served as its President and Chief Executive Officer from December 2006 to June 2007. His other roles at GE included President of GE Plastics Pacific and membership on GE’s Corporate Executive Council. Drawing from his various roles, Mr. Hewett will bring to our Board extensive experience in general management, finance, supply chain, operational and international matters.

Other U.S. Public Company Board Memberships in Past Five Years Ingredion Incorporated (2010 to present)

KAREN L. KATEN, 64, Director since 2007

Ms. Katen enhances our Board’s understanding of international, supply chain and marketing matters, with her expertise in those areas gained through her career at Pfizer Inc., a global pharmaceutical company. Ms. Katen began her career at Pfizer in 1974 and held a series of management positions with increasing responsibility, including President of Pfizer Global Pharmaceuticals and Executive Vice President of Pfizer Inc. from 2001 to 2005 and President of Pfizer Human Health from 2005 to 2007. She retired in 2007 as Vice Chairman of Pfizer Inc. Recently, she also served as Chairman of the Pfizer Foundation, a charitable foundation affiliated with Pfizer. Currently, Ms. Katen serves as Senior Advisor of Essex Woodlands Health Ventures, a healthcare venture capital firm which she joined in 2007. Ms. Katen is also a director of Air Liquide, an international leader in gases for industry, health and the environment. Ms. Katen has served with several healthcare-related organizations, including as a member of the Global Advisory Board of Takeda Pharmaceutical Company Limited, Treasurer of PhRMA, an industry association representing research-based pharmaceutical companies in the U.S., a board member of the National Alliance for Hispanic Health, a member of the Healthcare Leadership Council, and a member of the RAND Corporation’s Health Board of Advisors. She is also on the Board of Trustees of the Economic Club of New York and the University of Chicago and is a council member of the Booth Graduate School of Business at the University of Chicago. Ms. Katen has also served on a variety of international policy bodies, including as Chairman of the U.S.-Japan Business Council.

Other U.S. Public Company Board Memberships in Past Five Years Catamaran Corporation (2012 to present) Harris Corporation (1994 to present) General Motors Corporation (1997-2009)

18	The Home Depot 2014 Proxy Statement

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

MARK VADON, 44, Director since 2012

Mr. Vadon is one of the country’s leading internet retailing entrepreneurs, having co-founded two highly successful online specialty retail businesses. He brings to our Board in-depth experience in developing online businesses, effectively managing the use of technology, developing mobile applications and the associated user interfaces, as well as critical business analytic acumen. His expertise is an invaluable resource for the Company as we continue to implement our interconnected retail strategy. In 2009, Mr. Vadon co-founded zulily, Inc., a daily deals site for moms, babies and kids, and currently serves as the Chairman of its board of directors. In 1999, Mr. Vadon founded Blue Nile, Inc., the leading online retailer of diamonds and fine jewelry, and served as the Chairman of its board of directors from its inception through 2013. During Blue Nile’s history, Mr. Vadon has also served as its Executive Chairman (from 2008 to 2011), Chief Executive Officer (from 1999 to 2008) and President (from 1999 to 2007). Prior to founding Blue Nile, Mr. Vadon was a consultant for Bain & Company, a management consulting firm, which he joined in 1992.

Other U.S. Public Company Board Memberships in Past Five Years zulily, Inc. (2013 to present) Blue Nile, Inc. (1999-2013)

WE RECOMMEND THAT YOU VOTE “FOR” THE ELECTION OF EACH

NOMINEE TO THE BOARD OF DIRECTORS.

The Home Depot 2014 Proxy Statement	19

RATIFICATION OF THE APPOINTMENT OF KPMG LLP

(ITEM 2 ON THE PROXY CARD)

The Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of the Company’s independent registered public accounting firm. As part of this responsibility, the Audit Committee annually evaluates the independent registered public accounting firm’s qualifications, performance and independence and assesses whether to continue to retain the firm or select a different firm.

The Audit Committee has appointed KPMG LLP to serve as the Company’s independent registered public accounting firm for Fiscal 2014. KPMG (or its predecessor firms) has served in that capacity for the Company since 1979. The Audit Committee and its Chair are also involved in and approve the selection of the lead audit partner, who is limited to no more than five consecutive years in that role before the position must be rotated in accordance with SEC rules.

The Audit Committee and the Board believe that the continued retention of KPMG as the Company’s independent auditor is in the best interests of the Company and its shareholders. Although we are not required to submit this matter to shareholders, the Board believes that it is a sound corporate governance practice to seek shareholder ratification of the appointment of KPMG. If shareholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment.

One or more representatives of KPMG will be present at the Meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from shareholders.

WE RECOMMEND THAT YOU

VOTE “FOR” THE RATIFICATION OF

KPMG LLP AS THE COMPANY’S

FISCAL 2014 INDEPENDENT

REGISTERED PUBLIC

ACCOUNTING FIRM.

20	The Home Depot 2014 Proxy Statement

AUDIT COMMITTEE REPORT

Each member of the Audit Committee is independent under SEC rules, the NYSE listing standards and the Director Independence Standards set forth in the Company’s Corporate Governance Guidelines and attached as Appendix A to this Proxy Statement. The Board has determined that Mr. Brown is an “audit committee financial expert” as such term is defined in SEC rules.

The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee charter is available on the Company’s website at http://ir.homedepot.com under “Corporate Governance > Committee Members & Charters” and is also available in print upon request.

The Audit Committee has:

•

Reviewed and discussed the audited financial statements with the Company’s management and discussed with KPMG LLP, independent registered public accounting firm for the Company, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees;

•

Received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s independence, discussed with KPMG its independence, and concluded that KPMG is independent from the Company and its management;

•

After review and discussions with management and KPMG, recommended to the Board that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for Fiscal 2013 for filing with the SEC; and

•

Reviewed and discussed the fees billed to the Company by KPMG for audit, audit-related, tax and all other services provided during Fiscal 2013, which are set forth below under “Independent Registered Public Accounting Firm’s Fees” and determined that the provision of non-audit services is compatible with KPMG’s independence.

This report has been furnished by the current members of the Audit Committee:

•	F. Duane Ackerman, Chair

•	Ari Bousbib

•	J. Frank Brown

•	Karen L. Katen

•	Mark Vadon

The Home Depot 2014 Proxy Statement	21

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

AUDIT AND OTHER FEES

The following table presents fees for services rendered by KPMG during Fiscal 2013 and the fiscal year ended February 3, 2013 (“Fiscal 2012”) (amounts in thousands):

	Fiscal 2013	Fiscal 2012
Audit Fees	$5,115	$4,657
Audit-Related Fees	185	180
Tax Fees	653	589
All Other Fees	230	—
Total Fees	$6,183	$5,426

Audit fees consist of fees for the annual audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K, the annual audit of the Company’s internal control over financial reporting, the quarterly reviews of the Company’s consolidated financial statements included in its Quarterly Reports on Form 10-Q, services related to other periodic filings made with the SEC and statutory audits of certain subsidiaries.

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements but are not reported in the prior paragraph. These fees are related to employee benefit plan audits.

Tax fees for Fiscal 2013 consist of fees of $271,000 for tax compliance and preparation services and fees of $382,000 for tax planning, advisory and consulting services. Tax fees for Fiscal 2012 consist of fees of $295,000 for tax compliance and preparation services and fees of $294,000 for tax planning, advisory and consulting services.

All other fees for Fiscal 2013 consist of financial due diligence services related to acquisition targets.

PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit Committee or by the Chair of the Audit Committee. When services are pre-approved by the Chair, notice of such approvals is given simultaneously to the other members of the Audit Committee and presented to the full Audit Committee at its next scheduled meeting.

22	The Home Depot 2014 Proxy Statement

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION –

“SAY-ON-PAY”

(ITEM 3 ON THE PROXY CARD)

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company provides its shareholders with the opportunity each year to vote to approve, on an advisory basis, the compensation of our named executive officers. The Company recommends that you vote for the approval of the compensation of our named executive officers as described in this Proxy Statement. Accordingly, you may vote on the following resolution at the Meeting:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders.

As described in our “Fiscal 2013 Executive Compensation Report Card” and the Compensation Discussion and Analysis beginning on page 28, the Company’s compensation philosophy is to align executive pay with Company performance. We believe that this alignment motivates our executives to achieve our key financial and strategic goals, creating long-term shareholder value.

Our executive compensation program links pay to performance as follows:

•

Approximately 89.7% of our CEO’s target compensation and approximately 81.7% of the target compensation for our other named executive officers is variable and is paid based upon attainment of our pre-determined corporate performance objectives or the performance of our common stock.

•

Approximately 69.0% of our CEO’s compensation and approximately 61.8% of the compensation of our other named executive officers is equity-based and paid in a balanced mix of performance-based restricted stock, options and performance shares.

•

Our named executive officers do not receive tax reimbursements (also known as “gross-ups”), supplemental executive retirement plans, defined benefit pension plans, guaranteed salary increases or guaranteed bonuses and have limited perquisites.

•

We employ a number of mechanisms to mitigate the chance of our compensation programs encouraging excessive risk-taking, including an annual review and risk assessment of all elements of compensation by the LDC Committee, a compensation recoupment policy, stock ownership guidelines, and an anti-hedging policy.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the LDC Committee or the Board. Because we value our shareholders’ views, however, the LDC Committee and the Board will consider the results of this advisory vote when formulating future executive compensation policy. As noted on page 33 in the Compensation Discussion and Analysis, the LDC Committee considered the result of last year’s vote, in which over 93% of the shares voted were voted in support of the compensation of the Company’s named executive officers. Your advisory vote serves as an additional tool to guide the LDC Committee and the Board in continuing to align the Company’s executive compensation program with the interests of the Company and its shareholders and is consistent with our commitment to high standards of corporate governance.

This vote is not intended to express a view on any specific element of compensation, but rather the overall named executive officer compensation program and philosophy as described in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure as set forth in the “Executive Compensation” section of this Proxy Statement. We encourage you to carefully review these disclosures and to indicate your support for our named executive officer compensation program.

WE RECOMMEND THAT YOU VOTE “FOR” THE

APPROVAL OF THE COMPENSATION OF OUR NAMED

EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY

STATEMENT.

The Home Depot 2014 Proxy Statement	23

SHAREHOLDER PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETINGS

(ITEM 4 ON THE PROXY CARD)

Ms. Myra K. Young, located at 9295 Yorkship Court, Elk Grove, CA 95758, is the beneficial owner of 47 shares of the Company’s common stock and has submitted the following resolution:

4 – Special Shareowner Meetings

Resolved, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 15% of our outstanding common the power to call a special shareowner meeting.

This includes that such bylaw and/or charter text will not have any exclusionary or prohibitive language in regard to calling a special meeting that apply only to shareowners but not to management and/or the board (to the fullest extent permitted by law). This proposal does not impact our board’s current power to call a special meeting.

Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This proposal topic won more than 70% support at Edwards Lifesciences and SunEdison in 2013.

Special meetings allow shareowners to vote to elect new directors. For instance there may be an urgent need to replace directors that seem to be less qualified or more conflicted. For instance our Lead Director, Bonnie Guiton, had 14-years long tenure (independence concern) and was on the boards of 4 companies (over-commitment concern). Armando Codina received our highest negative votes and was involved with the bankruptcies of General Motors and AMR Corporation. Karen Katen was also involved with the bankruptcy of General Motors and was on the boards of 4 companies (over-commitment concern).

Please vote to protect shareholder value:

Special Shareowner Meetings – Proposal 4

24	The Home Depot 2014 Proxy Statement

RESPONSE TO PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETINGS

The Board recommends that you vote against this shareholder proposal. Currently, shareholders of 25% of our common stock have the right to call a special meeting, pursuant to a Company proposal adopted by our shareholders at our 2009 annual meeting. At our 2012 annual meeting, our shareholders rejected a proposal for a 15% threshold. Our Board of Directors continues to believe that 25% is an appropriate threshold, particularly when viewed together with our corporate governance practices and the many shareholder protections that we have adopted.

As noted in our Corporate Governance Factsheet, located on our Investor Relations website (http://ir.homedepot.com, under “Corporate Governance > Corp. Governance Factsheet”), in addition to shareholder right to call a special meeting, we have adopted extensive governance best practices, including majority voting for directors, annual director elections and shareholder right to act by majority written consent. In 2010, 2011 and 2012, Institutional Shareholder Services (ISS) gave us its best governance rating in each of the four Governance Risk Indicator (“GRId”) categories: Audit, Board Structure, Compensation and Shareholder Rights, stating that we had “Low Risk” in each. In 2013 and 2014, ISS gave us its best ranking of “1” under its new QuickScore governance rating system, reflecting its continued conclusion that our corporate governance risk is low.

If adopted, this proposal would have the effect of allowing a relatively small minority of shareholders with narrow interests to call an unlimited number of special meetings to consider matters that may not be in the best interests of all of our shareholders. We believe that at least 25% of our shareholders should agree that a matter be addressed before a special meeting is called. Therefore, in the best interest of our shareholders and Company and in light of the many shareholder protections we already have in place, we recommend that you vote against this shareholder proposal.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

The Home Depot 2014 Proxy Statement	25

SHAREHOLDER PROPOSAL REGARDING EMPLOYMENT DIVERSITY REPORT

(ITEM 5 ON THE PROXY CARD)

Benedictine Sisters, Boerne, Texas, located at 285 Oblate Drive, San Antonio, Texas 78216, are the beneficial owners of more than $2,000 in shares of the Company’s common stock and have submitted the following resolution as lead proponent along with other co-proponents:

WHEREAS: Equal employment opportunity (EEO) is a fair employment practice and an investment issue. We believe that companies with good EEO records have a competitive advantage in recruiting/retaining employees. We believe Home Depot customers are increasingly diverse. A diverse work force is more likely to anticipate and respond effectively to consumer demand.

EEO practices have economic relevance. Home Depot annually files an EEO-1 report with the Equal Employment Opportunity Commission. This information could be made available to shareholders at a minimal additional cost. In 2001, Home Depot began providing EEO information to investors upon request. Since then, Home Depot reversed policy on disclosure of this information.

Allegations of discrimination in the workplace burden shareholders with costly litigation/fines which can damage a company’s reputation.

Home Depot has paid out more than $100 million to settle discrimination lawsuits in the last 16 years. The most costly EEOC settlement was $87 million in 1997. In 2004, Home Depot agreed to pay $5.5 million to settle charges of class-wide gender, race and national origin discrimination at 30 Colorado stores. In 2006, Home Depot paid $125,000 to settle a racial harassment/retaliation lawsuit that alleged Home Depot subjected a former lumberman/forklift operator to a racially hostile work environment and fired him in retaliation for complaining. In 2009, Home Depot paid $84,750 to settle retaliation charges related to a 2004 discrimination suit.

In 2012, Home Depot faced additional controversies. In April, the company settled a suit brought by the Department of Justice for allegedly violating the Uniformed Services Employment and Reemployment Rights Act of 1994. In September, Home Depot paid $100,000 to settle a lawsuit filed by the EEOC charging failure to provide reasonable accommodation for a worker diagnosed with cancer.

RESOLVED: Shareholders request that Home Depot prepare a diversity report, at reasonable cost and omitting confidential information, available to investors by September 2014, including the following:

1. A chart identifying employees according to their gender and race in each of the nine major EEOC-defined job categories for the last three years, listing numbers or percentages in each category;

2. A summary description of any affirmative action policies and programs to improve performance, including job categories where women and minorities are underutilized;

3. A description of policies/programs oriented toward increasing diversity in the workplace.

SUPPORTING STATEMENT:

In 2012, the U.S. Equal Employment Opportunity Commission reported racial minorities comprised 35.2% of the private industry workforce, but just 11.8% of executives and managers. Likewise, women represented 48.0% of the workforce, but just 29.0% of executives and managers. Employment and advancement barriers persist.

We agree with a recommendation of the 1995 bipartisan Glass Ceiling Commission that “public disclosure of diversity data – specifically data on the most senior positions – is an effective incentive to develop and maintain innovative, effective programs to break the glass ceiling barriers.” Home Depot has demonstrated leadership on many corporate social responsibility issues. We ask the company to again demonstrate leadership in diversity by committing to EEO disclosure.

26	The Home Depot 2014 Proxy Statement

RESPONSE TO PROPOSAL REGARDING EMPLOYMENT DIVERSITY REPORT

The Board recommends that you vote against this shareholder proposal. Shareholders of the Company have rejected this proposal at twelve previous annual meetings. One of the Company’s core values is Respect for All People, and we are committed to diversity and equal opportunity. This commitment is evidenced by, among other things: (1) a team of associates led by our Vice President – Talent Management and Diversity who provides focused leadership in developing an inclusive work environment in which all associates are valued, respected and supported to do their best work; (2) our Women in Leadership program, which focuses on best practices and strategies for hiring, developing and retaining female leaders; (3) our Associate Resource Groups, which consist of teams of associates focusing on various aspects of diversity who are committed to supporting the Company’s business objectives and driving associate engagement through professional development, cultural awareness and community outreach; and (4) a hotline to promote the anonymous reporting of concerns regarding conduct that violates the Company’s Business Code of Conduct and Ethics. The Company’s commitment to diversity is further evidenced through affirmative action programs covering all U.S. associates.

In March 2013, the Company published a Diversity and Inclusion report that illustrates our commitment and highlights the diversity of our associates and our efforts to create an environment where people are valued and respected for their unique perspectives and contributions. The report is available on our website at https://corporate.homedepot.com/ Associates/Documents/THD_Diversity_Report.PDF. In addition, the Company prepares and files its EEO-1 report with the Equal Employment Opportunity Commission each year. The Company does not believe adoption of this proposal would enhance its commitment to equal opportunity in any meaningful way.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

The Home Depot 2014 Proxy Statement	27

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

FISCAL 2013 EXECUTIVE COMPENSATION REPORT CARD: THE HOME DEPOT PAYS FOR PERFORMANCE

Our executive compensation program aligns pay with performance. Approximately 89.7% of our CEO’s target compensation for Fiscal 2013 (approximately 81.7% on average for our other named executive officers, or “NEOs”) was tied to the achievement of corporate performance objectives and share price performance. The components of total target compensation for Fiscal 2013 were:

All components of the program other than base salary were at risk and contingent upon the achievement of performance goals or the performance of our stock:

Fiscal 2013 Performance Measures				Fiscal 2013 Company Performance	Fiscal 2013 Executive Compensation Results
Management Incentive Plan (“MIP”): • Sales, operating profit and inventory turns – operating profit threshold level must be met for any MIP payout to occur ($ billions):				Exceeded target levels for each of sales, operating profit and inventory turns goals: • Sales of $78.81 billion • Operating profit of $9.17 billion • Inventory turns of 4.58 times

Target Payout Levels:

•  MIP payout levels are determined as a percentage of base salary, with a target level payout of 200% of base salary for the CEO, 125% for the CFO and 100% for other NEOs.

Actual MIP Payout:

	Threshold	Target	Maximum
Sales (40%)	$72.23	$76.03	$98.84		NEO	Performance as a % of Target	MIP Amount
Operating Profit (40%)	$7.55	$8.39	$10.91
Inventory Turns (20%)	4.03	4.48	5.38		F. Blake	122.8%	$2,618,076
					C. Tomé	122.8%	$1,534,988
					C. Menear	127.4%	$982,547
					M. Ellison	127.4%	$914,412
					M. Carey	122.8%	$831,350
Performance-Based Restricted Stock: • Operating profit – restricted stock forfeited if Fiscal 2013 operating profit is not at least 90% of MIP target (at least $7.55 billion)				Operating profit of $9.17 billion exceeded the 90% threshold	Shares of restricted stock were not forfeited, and will vest 50% after 30 months and 50% after 60 months from grant date.
Fiscal 2013-2015 Performance Share Award: • Three-year average return on invested capital (“ROIC”) and operating profit ($ billions):				As of the end of Fiscal 2013: • ROIC of 18.1%, as adjusted for share repurchases and dividend increases in accordance with the terms of the award • Operating profit of $9.17 billion	Shares are received following the end of the three-year performance period, if and to the extent the performance measures are met.
	Threshold	Target	Maximum
Three-Year Average ROIC (50%)	13.8%	17.3%	20.8%
Three-Year Average Operating Profit (50%)	$7.32	$9.15	$10.98
Payout as a Percent of Target	25%	100%	200%
Stock Options: • Stock price performance – grant with exercise price of $69.65 made on March 27, 2013				• 14% increase in stock price in Fiscal 2013 • One-year Total Shareholder Return (“TSR”) of 16.6% compared to the one-year TSR for the S&P 500® Index of 19.9%	• At the end of Fiscal 2013, options were in-the-money by $7.20 per share. • Options vest 25% on the second, third, fourth and fifth anniversaries of the grant date.

28	The Home Depot 2014 Proxy Statement

EXECUTIVE COMPENSATION

Fiscal 2013 Company Business Objectives and Performance

Our strategic framework focuses on four core principles aimed at driving shareholder return and a sustainable competitive advantage:

•	Customer service;

•	Product authority for home improvement;

•	Disciplined capital allocation driving productivity and efficiency; and

•	Interconnected retail delivering an enhanced multichannel retail experience for our customers.

By executing against the strategic initiatives that support these principles, our business again performed well in an economic environment that remained challenging despite improvement in the housing market. Highlights of the Company’s Fiscal 2013 performance include the following:

•	Increased net sales by 5.4% to $78.8 billion;

•	Increased operating income by 18.0% to $9.2 billion;

•	Increased inventory turns from 4.5 times to 4.6 times;

•	Increased diluted earnings per share by 25.3% to $3.76;

•	Generated $7.6 billion in operating cash flow; and

•	Increased return on invested capital (“ROIC”) from 17.0% to 20.9% (not including adjustments for share repurchases and dividend increases).

As a result of our significant cash flow from operations and disciplined capital allocation, we were also able to return value to our shareholders through a 14% increase in our stock price, $2.2 billion in dividends, and $8.5 billion in share repurchases during Fiscal 2013.

Compensation Philosophy and Objectives: Pay for Performance

We designed our compensation program for associates at all levels with the intent to align pay with performance. By doing so, we seek to motivate associate performance and enhance morale, which drives superior customer service. We believe this alignment encourages achievement of our strategic goals and creation of long-term shareholder value.

The principal elements of our compensation program for executive officers are base salary, annual incentives and long-term incentives. The amount of incentive compensation paid, if any, is determined by our performance against our Fiscal 2013 business plan, a plan intended to be challenging in light of prevailing economic conditions, yet attainable through disciplined execution of our strategic initiatives.

The following features of our compensation program for executive officers illustrate our philosophy of making compensation performance-based:

•	100% of annual incentive compensation under our Fiscal 2013 Management Incentive Plan (“MIP”) was tied to performance against pre-established specific, measurable financial performance goals;

•

One-third of Fiscal 2013 equity compensation was in the form of a three-year performance share award with payout contingent on achieving pre-established average ROIC and operating profit targets over the three-year performance period. This reflects an increase from 25% of equity compensation in Fiscal 2012;

•

Our performance-based restricted stock awards, which also comprised one-third of Fiscal 2013 equity compensation, were forfeitable if operating profit for the year of grant had been less than 90% of the MIP target (increased from 80% in Fiscal 2012). Dividends on performance-based restricted stock grants are accrued and not paid out to executive officers unless and until the performance goal is met;

•	Approximately 89.7% of our CEO’s total target compensation was tied to the achievement of corporate performance objectives and share price performance;

•

We do not provide tax reimbursements, also known as “gross-ups,” to executive officers; we have limited perquisites; and we do not have any supplemental executive retirement plans (“SERPs”), defined benefit pension plans, guaranteed salary increases or guaranteed bonuses; and

•	We prohibit all associates, as well as directors, from entering into hedging or monetization transactions designed to limit the financial risk of ownership of Company stock.

The Home Depot 2014 Proxy Statement	29

EXECUTIVE COMPENSATION

Non-management associates participate in our Success Sharing bonus program, which provides semi-annual cash awards for performance against our business plan, including sales plan and productivity goals. In addition, these associates are eligible to earn awards for superior performance and customer service at the individual, store, regional and divisional levels.

Impact of Fiscal 2013 Business Results on Executive Compensation

The compensation earned by our named executive officers in Fiscal 2013 reflects our corporate performance for the fiscal year:

•

The LDC Committee approved salary increases for the named executive officers based on its assessment of individual performance and other factors, as discussed in more detail below. Our CEO again declined any increase in his base salary, and therefore his base salary has remained unchanged since Fiscal 2010;

•	Reflecting our execution against our business plan and strategic initiatives, our MIP paid out in excess of the target performance level;

•	The performance condition on the performance-based restricted stock granted in Fiscal 2013 was satisfied, although the shares still remain subject to service-based vesting requirements; and

•

The named executive officers earned approximately 143.9% of their 2011-2013 performance share award because we achieved average ROIC and operating profit over the three-year performance period of 14.2% and $7.85 billion, respectively, reflecting performance in excess of the target level for each metric.

Fiscal 2013 Non-Management Compensation

Compensation of our non-management associates in Fiscal 2013 aligned with our philosophy of taking care of our store associates and motivating superior customer service. Due to the outstanding performance of our non-management associates in Fiscal 2013, we made substantial payouts under our Success Sharing program, with over 99% and 100% of stores qualifying for Success Sharing in the first and second halves of Fiscal 2013, respectively. This resulted in total Success Sharing bonus payments to our non-management associates of approximately $243 million for Fiscal 2013 performance. We also provided a 2.5% merit increase budget for our associates in Fiscal 2013, and we continued to make matching contributions under the FutureBuilder 401(k) Plan and to provide a variety of recognition and teambuilding awards to recognize and reward top performing store associates and support store morale, which drives customer service.

Key Compensation Program Changes Made in Fiscal 2013

To further align pay with performance, the LDC Committee approved several changes in the executive compensation program for Fiscal 2013:

•	The performance hurdle for the performance-based restricted stock granted in Fiscal 2013 was increased to 90% of the MIP operating profit target (from the previous 80%).

•

The mix of equity compensation was changed for Fiscal 2013 to one-third performance shares, one-third performance-based restricted stock and one-third options (from the prior 25%, 37.5% and 37.5%, respectively).

•

Starting in 2013, we eliminated the Supplemental Executive Choice Program (“SECP”), which previously provided our executive officers with an allowance to pay for various financial planning, medical, automobile and insurance costs and expenses.

•

In connection with the adoption of our Amended and Restated 2005 Omnibus Stock Incentive Plan (the “Amended and Restated 2005 Plan”) in Fiscal 2013, which was approved by our shareholders at the 2013 annual meeting, the LDC Committee adopted a new form of equity award agreement, used for our Fiscal 2013 equity awards, that eliminates the accelerated vesting of equity triggered solely by a change in control of the Company.

Opportunity for Shareholder Feedback

The LDC Committee carefully considers feedback from our shareholders regarding executive compensation matters. Shareholders are invited to express their views or concerns directly to the LDC Committee or the Board in the manner described above under “Communicating with the Board” on page 10 of this Proxy Statement.

30	The Home Depot 2014 Proxy Statement

EXECUTIVE COMPENSATION

Named Executive Officers

Our named executive officers for Fiscal 2013 were:

•	Francis S. Blake, Chairman and Chief Executive Officer (“CEO”);

•	Carol B. Tomé, Chief Financial Officer and Executive Vice President – Corporate Services (“CFO”);

•	Craig A. Menear, Executive Vice President – Merchandising;

•	Marvin R. Ellison, Executive Vice President – U.S. Stores; and

•	Matthew A. Carey, Executive Vice President and Chief Information Officer.

In Fiscal 2013, the named executive officers (other than the CEO) all reported directly to the CEO. In February 2014, Mr. Menear was promoted to President, U.S. Retail.

COMPENSATION DETERMINATION PROCESS

Role of LDC Committee

The LDC Committee determines the compensation of our named executive officers other than the CEO. Although it may delegate its responsibilities to subcommittees, the LDC Committee did not delegate any of its authority with respect to the compensation of any executive officer for Fiscal 2013. The LDC Committee makes recommendations regarding CEO compensation, but all decisions with respect to the compensation of the CEO are made by the independent members of the Board, who include all Board members other than the CEO.

Role of Executive Officers in Compensation Decisions

The Executive Vice President – Human Resources (“EVP-HR”) makes recommendations to the LDC Committee as to the amount and form of executive compensation for executive officers other than the CEO and himself. Recommendations as to the amount and form of CEO compensation are made by the LDC Committee’s independent compensation consultant. The CEO has input on the recommendations to the LDC Committee with respect to the compensation of all of our executive officers (other than himself). At the request of the LDC Committee, both the EVP-HR and the CEO regularly attend LDC Committee meetings, excluding executive sessions where their respective compensation and other matters are discussed.

Compensation Consultant

In November 2012, the LDC Committee engaged Pay Governance LLC as its independent compensation consultant for Fiscal 2013 to provide research, market data, survey information and design expertise in developing executive and director compensation programs. Pay Governance provides consulting services solely to compensation committees.

A representative of Pay Governance attended LDC Committee meetings in Fiscal 2013 and advised the LDC Committee on all principal aspects of executive compensation, including the competitiveness of program design and award values and specific analyses with respect to the Company’s executive officers. The compensation consultant reports directly to the LDC Committee, and the LDC Committee is free to replace the consultant or hire additional consultants or advisers at any time.

Pursuant to the independent compensation consultant policy adopted by the LDC Committee, its compensation consultant provides services solely to the LDC Committee and is prohibited from providing services or products of any kind to the Company. Further, affiliates of its compensation consultant may not receive payments from the Company that would exceed 2% of the consolidated gross revenues of the compensation consultant and its affiliates during any year. Pay Governance provided services solely to the LDC Committee in Fiscal 2013, and none of its affiliates provided any services to the Company. In addition, under the independent compensation consultant policy, the LDC Committee assessed Pay Governance’s independence and whether its work raised any conflict of interest, taking into consideration the independence factors set forth in applicable SEC and NYSE rules. Based on that assessment, including review of a letter from Pay Governance addressing each of those factors, the LDC Committee determined that Pay Governance was independent and that its work did not raise any conflict of interest.

Benchmarking

We do not target any specific peer group percentile ranking for total compensation or any particular component of compensation for our named executive officers. The LDC Committee considers each executive’s compensation history and peer group market position as reference points in awarding

The Home Depot 2014 Proxy Statement	31

EXECUTIVE COMPENSATION

annual compensation. For our CEO, the LDC Committee considered data provided by Pay Governance from two peer groups. The first consisted of the Fortune 50 companies, excluding certain financial services companies due to their unique compensation structure.1 This group reflects companies of similar size and complexity to us. The second group, listed below, consisted of retailers with revenues greater than $10 billion with whom we compete for executive talent. The retail peer group remained unchanged from Fiscal 2012, with the exception of the addition of CarMax Inc.

Retail Peer Group
AutoNation, Inc.	Office Depot, Inc.
Best Buy Co., Inc.	Penske Automotive Group, Inc.
CarMax Inc.	Rite Aid Corp.
Costco Wholesale Corporation	Safeway, Inc.
CVS Caremark Corporation	Sears Holding Corporation
Dollar General Corporation	Staples, Inc.
Gap Inc.	SuperValu Inc.
Genuine Parts Company	Target Corporation
J. C. Penney Company, Inc.	The Kroger Co.
Kohl’s Corporation	TJX Companies Inc.
Limited Brands, Inc.	Walgreen Co.
Lowe’s Companies, Inc.	Wal-Mart Stores, Inc.
Macy’s, Inc.	Whole Foods Market, Inc.
Nordstrom, Inc.

In reviewing the benchmarking data, our LDC Committee also reviewed the percentile ranking of our revenues and our CEO’s target total compensation compared to each of these peer groups, as reflected below:

Category	Percentile Rank
	Fortune 50	Retail Peers
Company Revenue(1)	38%	85%
CEO Target Total Compensation	18%	59%

(1)	Based on fiscal 2012 revenue as reported in SEC filings.

For our other named executive officers, the LDC Committee considers data from the Hay Group’s Retail Industry Total Remuneration Survey, which provides information and comparisons on compensation for executive and industry specific positions at the corporate and division level of retail companies. This survey data helps the LDC Committee understand the competitive market for the industry in which the Company principally competes for retail-specific talent and for customers.

Mitigating Compensation Risk

In November 2012, the LDC Committee undertook a broad-based review and risk assessment of the Company’s compensation policies and practices for its associates for Fiscal 2013. Based on that assessment, the LDC Committee determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching that conclusion, management and the LDC Committee evaluated each key element of our compensation plans and practices for our executive officers and associates against the following factors identified as part of our risk assessment process:

•	Performance/payment time horizons are appropriate and not overweight in short-term incentives;

•

The relationship between the incremental achievement levels and corresponding payouts in our incentive plans is appropriate, and all incentives, other than equity incentives that are tied to growth in our share price, have payout caps;

•

Programs employ a reasonable mix of performance metrics and are not concentrated on a single metric. Although the operating profit metric is used in more than one incentive, it is a key corporate goal, and the risk is mitigated by using it across time horizons;

•	Criteria for payments are closely aligned with our strategic goals and shareholder interests;

•	Payout curves are reasonable and do not contain steep “cliffs” that might encourage unreasonable short-term business decisions to achieve payment thresholds;

•

Equity for officers is paid in a balanced mix of performance-based restricted stock, performance shares and stock options; other associates receive equity in the form of service-based restricted stock;

•	Bonus and equity awards to executive officers are subject to a recoupment policy, as described below on page 37, to discourage manipulation of incentive program elements; and

•	Stock ownership guidelines are in place to further align the interests of shareholders and executive officers, as described below on page 37.

1 The excluded companies were American International Group, Inc., Bank of America Corporation, Berkshire Hathaway Inc., Citigroup Inc., Fannie Mae, Freddie Mac, INTL FCStone Inc., JP Morgan Chase & Co., State Farm and Wells Fargo & Company.

32	The Home Depot 2014 Proxy Statement

EXECUTIVE COMPENSATION

Consideration of Last Year’s Advisory Shareholder Vote on Executive Compensation

At our annual meeting of shareholders on May 23, 2013, over 93% of the shares voted were voted in support of the compensation of the Company’s named executive officers. Since the 2013 annual meeting, as part of our regular interaction with our institutional shareholders, we have continued to request input on our compensation practices. In considering the results of the 2013 advisory vote on executive compensation and feedback from these shareholders, the LDC Committee concluded that the compensation paid to our executive officers and the Company’s overall executive pay practices have strong shareholder support and therefore determined to maintain the current overall compensation structure for Fiscal 2014.

At the 2013 annual meeting, we also asked our shareholders to approve the material terms of officer performance goals under our MIP, as required at least every five years to comply with Internal Revenue Code Section 162(m). Following the meeting, we discussed the vote results from the MIP proposal and the say-on-pay proposal with some of our institutional shareholders. We received feedback from those shareholders regarding the structure of the maximum payout provision in our MIP, which limited the annual payout to any one participant to no more than 0.3% of the Company’s net income for the relevant fiscal year. The shareholders requested that we include a specific dollar limit, rather than a limit based solely upon a percentage of net income. Based on the feedback we received, our LDC Committee approved an amendment to the MIP stating that the maximum amount of compensation that may be paid under the MIP to any participant in any one fiscal year is the lesser of $15 million or 0.3% of the Company’s net income for that fiscal year. For Fiscal 2013, the highest payout to any participant was $2.6 million. The actual payouts to the named executive officers for Fiscal 2013 under the MIP are set forth below under “Elements of our Compensation Programs – Annual Incentive – MIP Results” on page 35 and in the Summary Compensation Table on page 40.

At our 2011 annual meeting, our shareholders expressed a preference that advisory votes on executive compensation occur every year, as recommended by our Board. Consistent with this preference, the Board implemented an annual advisory vote on executive compensation until the next advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than the Company’s annual meeting of shareholders in 2017.

ELEMENTS OF OUR COMPENSATION PROGRAMS

The principal elements of our compensation programs are discussed below.

Base Salaries

We provide competitive base salaries that allow us to attract and retain a high-performing leadership team. Base salaries for our named executive officers are reviewed and generally adjusted annually based on a comprehensive management assessment process. In January 2013, based upon a review of competitive market data, the Company’s high level of performance in Fiscal 2012 despite challenging economic conditions, and assessments of the Company’s business plan and anticipated economic conditions in Fiscal 2013, the LDC Committee approved a Company-wide 2.5% merit increase budget.

In establishing the actual base salaries for the named executive officers for Fiscal 2013, the LDC Committee considered total compensation, scope of responsibilities, performance over the previous year, experience, internal pay equity, potential to assume additional responsibilities, and the competitive marketplace. As a result of this assessment, the named executive officers other than the CEO received annual salary increases in April 2013 of 2.6%, as set forth below. Mr. Blake again declined any increase in base salary. His salary, therefore, has remained unchanged since Fiscal 2010. Mr. Blake’s base salary falls below the 25th percentile for the retail peer group and below the 20th percentile for the Fortune 50 peer group.

Name	2013 Base Salary	2012 Base Salary	Percent Increase
Francis S. Blake	$1,066,000	$1,066,000	0.0%

Carol B. Tomé	$1,000,000	$ 975,000	2.6%

Craig A. Menear	$ 771,500	$ 752,000	2.6%

Marvin R. Ellison	$ 718,000	$ 700,000	2.6%

Matthew A. Carey	$ 677,000	$ 660,000	2.6%

Annual Incentive

All named executive officers participate in the MIP, our cash-based annual incentive plan. The Fiscal 2013

The Home Depot 2014 Proxy Statement	33

EXECUTIVE COMPENSATION

MIP payout was contingent on the achievement of financial performance goals set by the LDC Committee at the beginning of the Fiscal 2013 performance period. The LDC Committee bases the payout on achievement of financial metrics to more directly align MIP goals with shareholder value creation and achievement of the Company’s business plan.

Performance Goals.    Set forth below are the MIP financial performance measures and the threshold, target and maximum Company achievement levels selected by the LDC Committee for Fiscal 2013 (dollars in billions):

Fiscal 2013 Performance Measures
Measure	Weighting	Threshold			Target	Maximum
		Goal	% of Target	% of Target Payout	Goal	Goal	% of Target	% of Target Payout
Sales	40%	$72.23	95%	10%	$76.03	$98.84	130%	250%

Operating Profit	40%	$ 7.55	90%	10%	$ 8.39	$10.91	130%	200%

Inventory Turns	20%	4.03	90%	10%	4.48	5.38	120%	250%

The operating profit threshold must be met for any MIP payout to occur. The relative weighting among the goals was determined by the LDC Committee with input from the CEO and the EVP-HR to reflect the Company’s priorities for Fiscal 2013. The LDC Committee aligned the weighting of the sales and operating profit goals to emphasize top line sales growth balanced with the Company’s continued focus on profitability as a means to drive bottom line results for shareholders. The pre-established definitions of sales and operating profit under the MIP provided for adjustments for the impact of acquisitions or dispositions of businesses with annualized sales of $1 billion or more and, for operating profit, nonrecurring charges and write-offs exceeding $50 million in the aggregate for specified types of strategic restructuring transactions. The LDC Committee adopted these definitions for plan purposes because it believes these types of strategic decisions support the long-term best interests of the Company and should not adversely affect incentive opportunities. For Fiscal 2013, there were no adjustments to sales or operating profit under the MIP.

For achieving the target level of performance for the Fiscal 2013 MIP, executive officers receive 100% payout. The target performance level was consistent with our 2013 business plan and the forecast disclosed at the beginning of Fiscal 2013. For Fiscal 2013, the LDC Committee set the threshold performance levels at 95%, 90% and 90% of the performance targets for the sales, operating profit and inventory measures, respectively, with a threshold payout at 10% of target. The threshold performance level encourages incremental performance even when achievement of the target appears to be unlikely. At the same time, the relatively low level of payout incentivizes performance above the threshold level.

The LDC Committee also maintained the payout for maximum achievement at 250% of target for the sales and inventory turns goals and 200% of target for the operating profit goal and set the maximum performance goals at levels that require extraordinary performance. The maximum performance level rewards participants for above-target performance while at the same time capping payouts to avoid windfalls due to a better than expected external environment.

The Company uses interpolation to determine the specific amount of the payout for each named executive officer with respect to the achievement of financial goals between the various levels. The LDC Committee does not have discretion to increase the MIP payout earned by a named executive officer, but it may decrease the payout even if the performance goals are achieved.

The annual target payout levels are determined as a percentage of base salary: 200% for the CEO, 125% for the CFO and 100% for the other NEOs. For Messrs. Blake and Carey and Ms. Tomé, payouts for achievement of the performance goals were based on overall Company performance. For Messrs. Menear and Ellison, payouts were based upon performance of the portion of the Company’s business for which they were accountable. The specific performance levels for the portions of the Company’s business for which Messrs. Menear and Ellison were responsible are not critical to an understanding of the Company’s compensation program, and we do not believe disclosure of this information would be meaningful to shareholders since it would not be apparent how this information correlates to our consolidated financial statements.

MIP Results.    For Fiscal 2013, for purposes of determining the achievement of MIP awards, sales

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were $78.81 billion, operating profit was $9.17 billion and inventory turns were 4.58 times, exceeding the target level for each of the Company’s performance goals.

Based on performance in Fiscal 2013 against the performance goals, the following were the target and actual MIP awards for Fiscal 2013 for each of the named executive officers:

Name	At Target Performance		At Actual Performance
	% of Base Salary	Dollar Amount	% of Base Salary	Dollar Amount
Francis S. Blake	200%	$2,132,000	245.6%	$2,618,076

Carol B. Tomé	125%	$1,250,000	153.5%	$1,534,988

Craig A. Menear	100%	$ 771,500	127.4%	$ 982,547

Marvin R. Ellison	100%	$ 718,000	127.4%	$ 914,412

Matthew A. Carey	100%	$ 677,000	122.8%	$ 831,350

Long-Term Incentives

For Fiscal 2013, we awarded the named executive officers annual long-term incentives consisting of one-third each of performance shares, stock options and performance-based restricted stock. This balanced mix reflected a change from the previous mix, which was weighted more toward stock options and performance-based restricted stock. The LDC Committee believed that the balanced mix better reflected its focus on pay for performance and alignment with longer-term shareholder interests. The LDC Committee also believed that this mix of equity components provided an appropriate balance of mid- and long-term performance measures and retention incentive, without promoting excessive risk-taking.

The total value of awards granted was determined by the LDC Committee after considering the value of equity grants of officers with similar responsibilities at peer group companies described under “Benchmarking” in the “Compensation Determination Process” section above and individual performance relating to financial management, leadership, talent management and operational effectiveness, as well as retention risk. For Fiscal 2013, Mr. Blake again declined any increase in his total equity value. The LDC Committee determined, however, to increase his overall equity value slightly to reflect the lost compensation from the elimination of the SECP allowance. For Fiscal 2013, the annual equity award for the CEO at the target level was 668% of base salary. For the other named executive officers, the target equity value ranged from 303% to 373% of base salary.

Performance Shares.    The Fiscal 2013-2015 performance share award provides for the grant of shares of our common stock at the end of a three-year period based on the achievement of average ROIC and operating profit goals over that period, as follows (dollars in billions):

Fiscal 2013-2015 Performance Shares	Threshold	Target	Maximum
Three-Year Average ROIC	13.8%	17.3%	20.8%
Three-Year Average Operating Profit	$7.32	$9.15	$10.98
Percent of Target Payout	25%	100%	200%

For results between these levels, the number of shares is determined by interpolation. There is no payout for results below the threshold level. Each performance measure is separately determined and equally weighted. The pre-established definition of operating profit provides for adjustments for the impact of acquisitions or dispositions of businesses with annualized sales of $1 billion or more and non-recurring charges and write-offs exceeding $50 million in the aggregate in any one fiscal year for specified types of strategic restructuring transactions. In addition, for comparability, the pre-established definition provides that operating profit for each year in the period is calculated on a 52-week basis, even though Fiscal 2012 had 53 weeks. The pre-established definition of ROIC (a measure of after-tax operating income over the average of beginning and ending equity and long-term debt for the fiscal year) provides for adjustments for share repurchase activity, dividend increases above a specified level and the impact of acquisitions or dispositions of businesses with annualized sales of $1 billion or more. Dividend equivalents accrue on the performance share awards (as reinvested shares) and will be paid upon the payout of the award based on the actual number of shares earned.

In Fiscal 2012 and the fiscal year ended January 29, 2012 (“Fiscal 2011”), the LDC Committee also granted performance share awards that were structured similarly to the Fiscal 2013-2015 award. The Fiscal 2012-2014 and Fiscal 2011-2013 awards each provide for the grant of shares of our common stock at the end of the respective three-year period based on the

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EXECUTIVE COMPENSATION

achievement of average ROIC and operating profit goals over that period, as follows (dollars in billions):

Fiscal 2012-2014 Performance Shares	Threshold	Target	Maximum
Three-Year Average ROIC	12.1%	15.1%	18.1%
Three-Year Average Operating Profit	$6.29	$7.87	$9.44
Percent of Target Payout	25%	100%	200%

Fiscal 2011-2013 Performance Shares	Threshold	Target	Maximum
Three-Year Average ROIC	10.9%	13.6%	16.3%
Three-Year Average Operating Profit	$5.56	$6.95	$8.34
Percent of Target Payout	25%	100%	200%

Operating profit and ROIC are defined in the same manner as under the Fiscal 2013-2015 award. Dividend equivalents accrue on the performance share awards (as reinvested shares) and will be paid upon the payout of the award based on the actual number of shares earned.

The performance period for the Fiscal 2011-2013 performance share awards ended on February 2, 2014. Over the three-year period, the Company achieved an average ROIC of 14.2% and average operating profit of $7.85 billion, as calculated pursuant to the terms of the awards. As a result, the named executive officers earned approximately 143.9% of their 2011-2013 performance share award, reflecting performance in excess of the target level for each metric. Pursuant to the pre-established definitions of operating profit and ROIC, operating profit was calculated on a 52-week basis and was adjusted by $145 million due to charges incurred in connection with the closing of the Company’s big box stores in China in Fiscal 2012, and ROIC was adjusted for share repurchases and dividend increases above the dividend level at the time the award was granted. Average ROIC and operating profit over the three-year period without the adjustments were 17.6% and $7.86 billion, respectively. The named executive officers earned the following shares under the award, which include reinvested accrued dividends:

Name	Value at Date of Grant(1) (3/23/2011)	Shares Earned at End of Performance Period	Value at End of Performance Period(2) (2/2/2014)
Francis S. Blake	$1,749,997	73,270	$5,630,800
Carol B. Tomé	$ 774,989	32,448	$2,493,629
Craig A. Menear	$ 562,483	23,550	$1,809,818
Marvin R. Ellison	$ 562,483	23,550	$1,809,818
Matthew A. Carey	$ 437,499	18,317	$1,407,661

(1)	Reflects the grant date fair value.

(2)	Reflects the value based upon the closing stock price of $76.85 on January 31, 2014, the last trading day of Fiscal 2013.

Stock Options.    In Fiscal 2013, we granted stock options with an exercise price equal to the fair market value of our stock, which is defined as the market closing price on the date of grant. Options vest 25% on each of the second, third, fourth and fifth anniversaries of the grant date. Option re-pricing is expressly prohibited by our Amended and Restated 2005 Plan without shareholder approval.

Performance-Based Restricted Stock.    In Fiscal 2013, we granted performance-based restricted stock awards that were forfeitable if operating profit was less than 90% of the MIP target for Fiscal 2013. The LDC Committee increased the operating profit threshold (from 80% of the MIP target in prior years) to enhance the alignment between pay and performance. The performance goal was met at the end of Fiscal 2013. As a result, the restricted stock will vest 50% on each of the 30 and 60 month anniversaries of the grant date. Dividends on the restricted stock awards are accrued and not paid out unless the performance goal is met. Once the performance goal is met, dividends are then paid currently on the shares of restricted stock.

Deferred Compensation Plans

In addition to the FutureBuilder 401(k) Plan (a broad-based tax-qualified plan), we have two nonqualified

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deferred compensation plans for our management and highly compensated associates, including executive officers:

•	The Deferred Compensation Plan for Officers (solely funded by the individuals who participate in the plan); and

•

The FutureBuilder Restoration Plan (the “Restoration Plan”), which provides a Company matching contribution equal to 3.5% of the amount of salary and annual cash incentive earned by a management-level associate in excess of the IRS limits for tax-qualified plans, payable in shares of common stock of the Company upon retirement or other employment termination.

The plans are designed to permit participants to accumulate income for retirement and other personal financial goals. The Deferred Compensation Plan for Officers and the Restoration Plan are described in the notes to the “Nonqualified Deferred Compensation for Fiscal 2013” table beginning on page 49. Deferred compensation arrangements are common executive programs, and we believe that these arrangements help us in the recruitment and retention of executive talent; however, we do not view nonqualified deferred compensation as a significant element of our compensation programs. None of these plans provides above-market or preferential returns.

Perquisites

We do not view perquisites as a significant element of our compensation program. We do not provide tax reimbursements, or “gross-ups,” on perquisites. For 2013, the LDC Committee eliminated our SECP, which had previously provided our executive officers with an allowance to pay for various financial planning, medical, automobile and insurance costs and expenses.

Our named executive officers participate in a death-benefit-only program, under which they are entitled to a $400,000 benefit upon death if they are employed by the Company at that time. In addition, the benefit is continued for life for executive officers with ten years of service with the Company. Currently, Mr. Blake, Ms. Tomé, Mr. Menear and Mr. Ellison have met this service requirement and are entitled to lifetime death benefit coverage. In Fiscal 2009, we discontinued this benefit for any new executive officers.

The Company requests that Mr. Blake travel by Company aircraft, including travel for personal reasons, and we also permit non-business use of Company aircraft by other named executive officers on a more limited basis.

Other Benefits

Our named executive officers have the option to participate in various employee benefit programs, including medical, dental, disability and life insurance benefit programs. These benefit programs are generally available to all associates. We also provide all associates, including our named executive officers, with the opportunity to purchase our common stock through payroll deductions at a 15% discount through our Amended and Restated Employee Stock Purchase Plan (the “ESPP”), a nondiscriminatory, tax-qualified plan. All associates, including our named executive officers, are also eligible to participate in our charitable matching gift program through the Home Depot Foundation.

MANAGEMENT OF COMPENSATION-RELATED RISK

We employ a number of mechanisms to mitigate the chance of our compensation programs encouraging excessive risk-taking, including those described below.

Annual Risk Assessment

As discussed above under “Mitigating Compensation Risk” on page 32, our LDC Committee undertakes an annual review and risk assessment of our compensation policies and practices.

Compensation Recoupment Policy

Pursuant to the executive compensation clawback policy set forth in our Corporate Governance Guidelines, if the Board determines that any bonus, incentive payment, equity award or other compensation awarded to or received by an executive officer was based on any financial results or operating metrics that were achieved as a result of that officer’s knowing or intentional fraudulent or illegal conduct, we will seek to recover from the officer such compensation (in whole or in part) as the Board deems appropriate under the circumstances and as permitted by law.

Stock Ownership and Retention Guidelines

Our Executive Stock Ownership and Retention Guidelines require our named executive officers to

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EXECUTIVE COMPENSATION

hold shares of common stock with a value equal to the specified multiples of base salary indicated below. This program assists in focusing executives on long-term success and shareholder value. Shares owned outright, restricted stock and shares acquired pursuant to the ESPP, the FutureBuilder 401(k) Plan and the Restoration Plan are counted towards this requirement. Unearned performance shares and unexercised stock options are not counted toward this requirement. Newly hired and promoted executives have four years to satisfy the requirements.

As of March 10, 2014, all of our named executive officers complied with the stock ownership and retention guidelines and held the following multiples of base salary (rounded to the nearest whole multiple):

Name	Multiple of Base Salary
	Current Ownership	Guideline
Francis S. Blake	59x	6x
Carol B. Tomé	51x	4x
Craig A. Menear	11x	4x
Marvin R. Ellison	22x	4x
Matthew A. Carey	11x	4x

Anti-Hedging Policy

In Fiscal 2012, the Company adopted a policy that prohibits all associates, as well as directors, from entering into hedging or monetization transactions designed to limit the financial risk of ownership of Company stock. These include prepaid variable forward contracts, equity swaps, collars, exchange funds and other similar transactions, as well as speculative transactions in derivatives of the Company’s securities, such as puts, calls, options (other than those granted under a Company compensation plan) or other derivatives.

Equity Grant Procedures

Company-wide equity grants, including equity grants to named executive officers, are awarded annually effective as of the date of the March meeting of the LDC Committee, which is generally scheduled at least a year in advance. Throughout the year, equity awards are made to new hires, promoted employees, and, in rare circumstances, as a reward for exceptional performance. In all cases, the effective grant date for these mid-year awards is the date of the next regularly scheduled quarterly LDC Committee meeting. The exercise price of each of our stock option grants is the market closing price on the effective grant date.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

We have a limited severance arrangement with Ms. Tomé. When Ms. Tomé’s employment arrangement was adopted in 2001, the severance provisions reflected the terms provided to our other executives at that time and were consistent with the terms provided in the competitive market for executive talent. This severance arrangement is discussed below under “Potential Payments Upon Termination or Change in Control – Termination Without Cause or For Good Reason” on page 50. We do not have a severance arrangement with our CEO or any of our other named executive officers.

We do not have any change in control agreements with our executives. However, our equity awards granted prior to Fiscal 2013, including those granted to the named executive officers, provide for accelerated vesting on a change in control. This type of vesting can be an effective means to retain associates through completion of a value-creating transaction, especially for more senior executives for whom equity represents a significant portion of total compensation. In the event the value of such accelerated vesting constitutes an “excess parachute payment,” the executive would be subject to a 20% excise tax on such amount, and the amount would not be tax deductible by the Company. In Fiscal 2013, in connection with the adoption of the Company’s Amended and Restated 2005 Plan, the LDC Committee adopted a new form of equity award agreement, beginning with awards granted in Fiscal 2013, that eliminates this accelerated vesting of equity triggered solely by a change in control of the Company. The awards granted in Fiscal 2013 only provide for accelerated vesting if the executive is terminated within 12 months following the change of control.

TAX DEDUCTIBILITY CONSIDERATIONS

Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and the three other most highly

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compensated executive officers of a public company, other than the chief financial officer. The limitation does not apply to compensation based on achievement of pre-established performance goals if certain requirements are met. Our Amended and Restated 2005 Plan, and the stock options, performance-based restricted stock, and performance shares granted under this plan, as well as the annual cash incentive award under the MIP, are intended to permit such awards to qualify as performance-based compensation to maximize the tax deductibility of these awards. There can be no assurance that these awards will be fully deductible under all circumstances, however, as a number of additional requirements must be met for the awards to qualify as performance-based compensation. In addition, the LDC Committee reserves the discretion to award compensation that is not exempt from the deduction limits of Section 162(m).

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation during the last three fiscal years paid to or earned by the Company’s (1) CEO, (2) CFO and (3) the three other most highly compensated executive officers who were serving as executive officers as of the end of Fiscal 2013 (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3) (4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5) (6)	Total ($)
Francis S. Blake	2013	1,066,000	—	4,865,877	2,374,991	2,618,076	—	122,837	11,047,781
Chief Executive	2012	1,086,500	—	4,591,142	2,624,997	2,499,386	—	291,889	11,093,914
Officer & Chairman	2011	1,066,000	—	4,477,108	2,624,997	2,385,516	—	241,332	10,794,953

Carol B. Tomé	2013	994,231	—	2,275,766	1,099,988	1,534,988	—	89,670	5,994,643
Chief Financial Officer &	2012	986,250	—	2,074,472	1,162,498	1,428,765	—	115,972	5,767,957
Executive Vice President –	2011	942,692	—	2,002,252	1,162,500	1,321,712	—	187,659	5,616,815
Corporate Services

Craig A. Menear	2013	767,000	—	1,825,574	891,659	982,547	—	51,493	4,518,273
Executive Vice President –	2012	759,211	—	1,634,265	937,496	929,195	—	77,700	4,337,867
Merchandising(1)	2011	718,154	—	1,438,983	843,748	810,577	—	115,014	3,926,476

Marvin R. Ellison	2013	713,846	—	1,829,601	891,659	914,412	—	18,975	4,368,493
Executive Vice President –	2012	705,961	—	1,641,095	937,496	864,943	—	97,396	4,246,891
U.S. Stores	2011	665,385	—	1,442,624	843,748	751,157	—	111,447	3,814,361

Matthew A. Carey	2013	673,077	—	1,408,221	683,330	831,350	—	16,696	3,612,674
Executive Vice President &	2012	666,192	—	1,261,505	712,495	773,731	—	41,388	3,455,311
Chief Information Officer	2011	629,615	—	1,128,189	656,249	709,389	—	100,681	3,224,123

(1)	In February 2014, Mr. Menear was promoted to President, U.S. Retail.

(2)

Amount of salary actually received in any year may differ from the annual base salary amount due to the timing of payroll periods and the timing of changes in base salary, which typically occur in April. In addition, Fiscal 2012 contained 53 weeks, compared to 52 weeks in Fiscal 2013 and Fiscal 2011, so Fiscal 2012 salary amounts include one more week of pay than Fiscal 2013 and Fiscal 2011.

(3)

Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in Fiscal 2013, Fiscal 2012 and Fiscal 2011 computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The assumptions made in the valuation of the awards are set forth in Note 1 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K as filed with the SEC on March 27, 2014 (the “2013 Form 10-K”). The valuation of restricted stock awards is based on the closing stock price on the grant date. There were no equity award forfeitures by the named executive officers during Fiscal 2013.

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(4)

Amounts reflect the grant date fair value of performance share and performance-based restricted stock awards granted to named executive officers during Fiscal 2013, Fiscal 2012 and Fiscal 2011, plus the value of share equivalents under the Restoration Plan in Fiscal 2013, Fiscal 2012 and Fiscal 2011, as set forth in the table below. Fiscal 2012 contributions to the Restoration Plan reflect contributions for two plan years, since the January 31, 2012 and January 31, 2013 allocation dates both fell within Fiscal 2012.

Name	Grant Date Fair Value for Performance Shares ($)			Grant Date Fair Value for Performance-Based Restricted Stock ($)			Value of Share Equivalents Under Restoration Plan ($)
	Fiscal 2013	Fiscal 2012	Fiscal 2011	Fiscal 2013	Fiscal 2012	Fiscal 2011	Fiscal 2013	Fiscal 2012	Fiscal 2011
Francis S. Blake	2,374,995	1,749,969	1,749,997	2,374,995	2,624,979	2,624,995	115,886	216,194	102,116
Carol B. Tomé	1,099,982	774,981	774,989	1,099,982	1,162,497	1,162,465	75,801	136,994	64,798
Craig A. Menear	891,659	624,964	562,483	891,659	937,496	843,725	42,255	71,805	32,775
Marvin R. Ellison	891,659	624,964	562,483	891,659	937,496	843,725	46,282	78,635	36,416
Matthew A. Carey	683,267	474,997	437,499	683,267	712,495	656,230	41,688	74,013	34,460

The grant date fair value of the performance shares reflected in the table above is computed based upon the probable outcome of the performance goals as of the grant date, in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For all performance-based awards other than the performance shares granted in Fiscal 2013, Fiscal 2012 and Fiscal 2011, this value is the same as the value calculated assuming the maximum level of performance under the awards. The value of the performance share awards granted in Fiscal 2013, Fiscal 2012 and Fiscal 2011 as of the grant date, assuming that the maximum level of the performance goals will be achieved, is as follows for each of the named executive officers:

Name	Value of Performance Shares Assuming Maximum Performance ($)
	Fiscal 2013	Fiscal 2012	Fiscal 2011
Francis S. Blake	4,749,991	3,499,938	3,499,993
Carol B. Tomé	2,199,965	1,549,963	1,549,978
Craig A. Menear	1,783,319	1,249,928	1,124,966
Marvin R. Ellison	1,783,319	1,249,928	1,124,966
Matthew A. Carey	1,366,533	949,993	874,998

(5)

Incremental cost of perquisites is based on actual cost to the Company. The incremental cost of personal use of Company aircraft is based on the average direct cost of use per hour, which includes fuel, maintenance, crew travel and lodging expense, landing and parking fees, and engine restoration cost. Any applicable deadhead flights are allocated to the named executive officers. No incremental cost for personal use of the Company aircraft was attributed to a named executive officer where the plane was already traveling to the destination for business reasons. Since our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as crew salaries, depreciation, hangar rent and insurance. In addition to the incremental cost of personal aircraft use reported in the All Other Compensation column and in footnote 6 below, we also impute taxable income to the named executive officers for any personal aircraft use in accordance with Internal Revenue Service regulations. We do not provide tax reimbursements, or “gross-ups,” on these amounts.

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EXECUTIVE COMPENSATION

(6)

The following identifies the perquisites and other compensation for Fiscal 2013 that are required to be quantified by SEC rules. In addition to personal aircraft use, the Company made matching contributions to charitable organizations on behalf of each of the named executive officers, as shown below. Other perquisites and personal benefits for Fiscal 2013 were long-term disability and accidental death insurance premiums, nominal gifts from an executive business conference, personal use of Company tickets to entertainment events for Messrs. Ellison and Carey, and incremental amounts accrued during Fiscal 2013 under the death-benefit-only program. We do not provide tax gross-ups on any of these perquisites or personal benefits.

Name	Use of Airplane ($)	Matching Charitable Contributions ($)
Francis S. Blake	89,421	10,000

Carol B. Tomé	38,945	34,152

Craig A. Menear	8,092	25,000

Marvin R. Ellison	—	1,331

Matthew A. Carey	—	582

MATERIAL TERMS OF NAMED EXECUTIVE OFFICER EMPLOYMENT ARRANGEMENTS

This section describes employment arrangements in effect for the named executive officers during Fiscal 2013. All of these arrangements are “at-will” arrangements set forth in the offer letters provided to the named executive officers at the time of hire or promotion, as applicable. These offer letters have no set duration and consequently no renewal or extension provisions. The offer letters are all filed as exhibits to the 2013 Form 10-K.

The offer letters state each named executive officer’s initial base salary and annual MIP target as a percentage of base salary, payout of which is subject to the achievement of pre-established goals. Both the base salary and MIP target are subject to adjustment upon future review by the LDC Committee, or independent members of the Board in the case of Mr. Blake. The Fiscal 2013 base salary and MIP target as a percentage of base salary for each named executive officer are set forth above in the Compensation Discussion and Analysis. In addition, the offer letters provide that each of the named executive officers is eligible to receive benefits available to all salaried associates and to participate in the Company’s executive officer programs, including the (a) death-benefit-only insurance program, (b) SECP and (c) Restoration Plan. As noted above in the Compensation Discussion and Analysis, the SECP was discontinued for all executive officers beginning in 2013. Any provisions in the letters regarding termination of employment are discussed below in the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 50.

Mr. Blake’s letter also states that the Company has requested that he travel by Company aircraft. However, to the extent Mr. Blake or his family uses Company aircraft for personal reasons, the Company will not provide a tax gross-up for any imputed compensation.

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FISCAL 2013 GRANTS OF PLAN-BASED AWARDS

The following table sets forth the plan-based awards granted to named executive officers pursuant to Company plans during Fiscal 2013.

FISCAL 2013 GRANTS OF PLAN-BASED AWARDS(1)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date(3)	Approval Date(3)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Awards(4) ($)
Francis S. Blake
Performance Shares	3/27/2013	2/28/2013	—	—	—	4,262	34,099	68,198	—	—	—	2,374,995
Annual Stock Grant	3/27/2013	2/28/2013	—	—	—	—	34,099	—	—	—	—	2,374,995
Annual Option Grant	3/27/2013	2/28/2013	—	—	—	—	—	—	—	182,369	69.65	2,374,991
2013 MIP(2)	2/28/2013	2/28/2013	85,280	2,132,000	4,903,600	—	—	—	—	—	—	—
Carol B. Tomé
Performance Shares	3/27/2013	2/28/2013	—	—	—	1,974	15,793	31,586	—	—	—	1,099,982
Annual Stock Grant	3/27/2013	2/28/2013	—	—	—	—	15,793	—	—	—	—	1,099,982
Annual Option Grant	3/27/2013	2/28/2013	—	—	—	—	—	—	—	84,465	69.65	1,099,988
2013 MIP(2)	2/28/2013	2/28/2013	50,000	1,250,000	2,875,000	—	—	—	—	—	—	—
Craig A. Menear
Performance Shares	3/27/2013	2/28/2013	—	—	—	1,600	12,802	25,604	—	—	—	891,659
Annual Stock Grant	3/27/2013	2/28/2013	—	—	—	—	12,802	—	—	—	—	891,659
Annual Option Grant	3/27/2013	2/28/2013	—	—	—	—	—	—	—	68,468	69.65	891,659
2013 MIP(2)	2/28/2013	2/28/2013	30,860	771,500	1,774,450	—	—	—	—	—	—	—
Marvin R. Ellison
Performance Shares	3/27/2013	2/28/2013	—	—	—	1,600	12,802	25,604	—	—	—	891,659
Annual Stock Grant	3/27/2013	2/28/2013	—	—	—	—	12,802	—	—	—	—	891,659
Annual Option Grant	3/27/2013	2/28/2013	—	—	—	—	—	—	—	68,468	69.65	891,659
2013 MIP(2)	2/28/2013	2/28/2013	28,720	718,000	1,651,400	—	—	—	—	—	—	—
Matthew A. Carey
Performance Shares	3/27/2013	2/28/2013	—	—	—	1,226	9,810	19,620	—	—	—	683,267
Annual Stock Grant	3/27/2013	2/28/2013	—	—	—	—	9,810	—	—	—	—	683,267
Annual Option Grant	3/27/2013	2/28/2013	—	—	—	—	—	—	—	52,471	69.65	683,330
2013 MIP(2)	2/28/2013	2/28/2013	27,080	677,000	1,557,100	—	—	—	—	—	—	—

(1)	All awards were granted under the Amended and Restated 2005 Plan, other than MIP awards.

(2)

The Fiscal 2013 MIP was based on achievement of pre-established performance goals as described in the Compensation Discussion and Analysis. The amount in the “Threshold” column for the 2013 MIP reflects the minimum possible payout based upon assumed achievement of the threshold performance levels as discussed below under “Terms of Plan-Based Awards Granted to the Named Executive Officers for Fiscal 2013 – 2013 MIP.”

(3)

Awards under the Amended and Restated 2005 Plan were approved at the February 28, 2013 meeting of the LDC Committee (or by the independent Board members on that date for the CEO) but were effective as of March 27, 2013. See discussion under “Equity Grant Procedures” on page 38 in the Compensation Discussion and Analysis above.

(4)

Amounts represent the grant date fair value of awards granted in Fiscal 2013 computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the awards are set forth in Note 1 to the Company’s consolidated financial statements as filed with the SEC in the 2013 Form 10-K. The valuation of restricted stock awards is based on the closing stock price on the grant date. There were no equity award forfeitures by the named executive officers during Fiscal 2013.

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EXECUTIVE COMPENSATION

TERMS OF PLAN-BASED AWARDS GRANTED TO NAMED EXECUTIVE OFFICERS FOR FISCAL 2013

The LDC Committee approved the Fiscal 2013 annual grants of performance shares, performance-based restricted stock and stock options under the Amended and Restated 2005 Plan for the named executive officers other than Mr. Blake. Mr. Blake’s awards were approved by the independent members of the Board.

Performance Shares

For Fiscal 2013, one-third of the equity compensation provided to named executive officers was in the form of performance shares. The terms and conditions of the awards are described under “Long-Term Incentives” in the Compensation Discussion and Analysis above. In the event of death, disability or retirement at or after age 60 with at least five years of continuous service (“retirement”), the executive or his or her estate will be entitled to receive any performance shares ultimately earned, and in the event of death or disability before retirement, a pro rata portion of any shares ultimately earned. Because Mr. Blake has reached age 60 and has more than five years of service, he is “retirement eligible,” and his performance share award is non-forfeitable, although payout is based on achievement of the performance goals. Upon termination of employment within 12 months following a change in control, the executive would be entitled to a pro rata portion of performance shares based on actual performance for the portion of the performance period before a change in control, plus a pro rata portion of the target performance shares for the portion of the performance period after a change in control. Dividend equivalents accrue on performance share awards (as reinvested shares) and are paid upon the payout of the award based on the actual number of shares earned.

Annual Stock Grants

For Fiscal 2013, one-third of the equity compensation provided to named executive officers was in the form of performance-based restricted stock, which was forfeitable if operating profit was less than 90% of the MIP target for Fiscal 2013. If the performance target is met, as it was for Fiscal 2013, the awards are then subject to time-based vesting. The annual restricted stock grants vest 50% on each of the 30th month and 60th month anniversaries of the grant date, subject to continued employment through the vesting date, or, if sooner, upon termination due to death or disability or termination within 12 months following a change in control. In addition, if the performance target is met, the restricted stock becomes non-forfeitable once the executive reaches retirement eligibility but is not transferable before the time-based vesting dates. Mr. Blake’s award became non-forfeitable when the performance condition was met for Fiscal 2013 because he was retirement eligible at that time. Dividends on the restricted stock are accrued (as cash dividends) and not paid out to executive officers unless the performance target is met. Once the performance target is met, dividends are then paid currently on the shares of restricted stock.

Annual Stock Option Grants

For Fiscal 2013, one-third of the equity compensation provided to named executive officers was in the form of nonqualified stock options. The stock option awards vest 25% per year on the second, third, fourth and fifth anniversaries of the grant date, or, if sooner, upon termination due to death or disability or termination within 12 months following a change in control. In addition, the stock option awards become non-forfeitable once the executive becomes retirement eligible but are not exercisable before the time-based vesting dates. Generally, stock options may be exercised, once vested, over the remainder of the ten-year option term. Mr. Blake’s option award is non-forfeitable because he is retirement eligible but is not exercisable until the time-based vesting dates.

2013 MIP

Each of the named executive officers participated in the Fiscal 2013 MIP, the Company’s annual cash-based incentive plan. The Fiscal 2013 MIP payout was based upon achievement of pre-established financial performance goals, as described above in the Compensation Discussion and Analysis. The pre-established definitions of the sales and operating profit goals provided for adjustments for the impact of acquisitions or dispositions of businesses with annualized sales of $1 billion or more and, for operating profit, nonrecurring charges and write-offs in Fiscal 2013 exceeding $50 million in the aggregate for specified types of strategic restructuring transactions. The LDC Committee believes that these types of strategic actions support the long-term best interests of the Company and adopted these definitions for plan purposes so that such strategic actions do not adversely affect incentive opportunities. There were no adjustments made to the sales or operating profit goals in Fiscal 2013.

44	The Home Depot 2014 Proxy Statement

EXECUTIVE COMPENSATION

The LDC Committee approved threshold, target and maximum payout levels for Fiscal 2013 for the named executive officers under the MIP. The threshold, target and maximum potential payouts under the MIP for the named executive officers reflect the following percentages of base salary at the end of Fiscal 2013:

Name	Percentage of Base Salary
	Threshold	Target	Maximum
Francis S. Blake	8%	200%	460.0%

Carol B. Tomé	5%	125%	287.5%

Craig A. Menear	4%	100%	230.0%

Marvin R. Ellison	4%	100%	230.0%

Matthew A. Carey	4%	100%	230.0%

Because the operating profit threshold must be met for any payout to occur, the threshold percentage above reflects the minimum possible payout based upon assumed achievement of that threshold. The actual amounts earned based on achievement of Fiscal 2013 MIP performance goals are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

The Home Depot 2014 Proxy Statement	45

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

The following table sets forth information regarding outstanding equity awards as of the end of Fiscal 2013 granted to the named executive officers.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Francis S. Blake	595,056	—	—	26.84	3/18/2018	32,137(2)	2,469,728	73,270(3)	5,630,800
	291,697	97,233(1)	—	23.28	3/24/2019	23,371(2)	1,796,061	72,856(3)	5,598,984
	195,545	195,545(1)	—	32.32	3/23/2020	20,626(2)	1,585,108	69,234(3)	5,320,633
	88,253	264,759(1)	—	36.62	3/22/2021	27,441(2)	2,108,841	—	—
	—	266,768(1)	—	49.79	3/20/2022	34,099(2)	2,620,508	—	—
	—	182,369(1)	—	69.65	3/26/2023	—	—	—	—
Carol B. Tomé	82,859	—	—	38.74	3/20/2017	6,000(2)	461,100	32,448(3)	2,493,629
	113,610	—	—	26.84	3/18/2018	6,000(2)	461,100	32,264(3)	2,479,488
	130,141	43,381(1)	—	23.28	3/24/2019	6,000(2)	461,100	32,066(3)	2,464,272
	83,805	83,805(1)	—	32.32	3/23/2020	30,000(2)	2,305,500	—	—
	39,083	117,251(1)	—	36.62	3/22/2021	25,000(2)	1,921,250	—	—
	—	118,140(1)	—	49.79	3/20/2022	25,000(2)	1,921,250	—	—
	—	84,465(1)	—	69.65	3/26/2023	25,000(2)	1,921,250	—	—
	—	—	—	—	—	20,000(2)	1,537,000	—	—
	—	—	—	—	—	24,914(2)	1,914,641	—	—
	—	—	—	—	—	17,404(2)	1,337,497	—	—
	—	—	—	—	—	15,872(2)	1,219,763	—	—
	—	—	—	—	—	23,348(2)	1,794,294	—	—
	—	—	—	—	—	15,793(2)	1,213,692	—	—
Craig A. Menear	34,446	—	—	38.74	3/20/2017	2,500(2)	192,125	23,550(3)	1,809,818
	11,781	—	—	38.95	5/23/2017	5,000(2)	384,250	26,019(3)	1,999,560
	140,372	—	—	26.84	3/18/2018	16,323(2)	1,254,423	25,993(3)	1,997,562
	90,661	—	—	18.52	11/19/2018	12,183(2)	936,264	—	—
	85,265	28,422(1)	—	23.28	3/24/2019	11,520(2)	885,312	—	—
	58,663	58,664(1)	—	32.32	3/23/2020	18,829(2)	1,447,009	—	—
	28,367	85,101(1)	—	36.62	3/22/2021	12,802(2)	983,834	—	—
	—	95,274(1)	—	49.79	3/20/2022	—	—	—	—
	—	68,468(1)	—	69.65	3/26/2023	—	—	—	—
Marvin R. Ellison	19,073	—	—	26.84	3/18/2018	2,500(2)	192,125	23,550(3)	1,809,818
	45,331	—	—	18.52	11/19/2018	4,000(2)	307,400	26,019(3)	1,999,560
	—	28,422(1)	—	23.28	3/24/2019	15,000(2)	1,152,750	25,993(3)	1,997,562
	29,332	58,664(1)	—	32.32	3/23/2020	16,323(2)	1,254,423	—	—
	28,367	85,101(1)	—	36.62	3/22/2021	12,183(2)	936,264	—	—
	—	95,274(1)	—	49.79	3/20/2022	11,520(2)	885,312	—	—
	—	68,468(1)	—	69.65	3/26/2023	18,829(2)	1,447,009	—	—
	—	—	—	—	—	12,802(2)	983,834	—	—
Matthew A. Carey	176,800	—	—	18.52	11/19/2018	12,027(2)	924,275	18,317(3)	1,407,661
	62,826	20,943(1)	—	23.28	3/24/2019	8,702(2)	668,749	19,775(3)	1,519,709
	41,902	41,903(1)	—	32.32	3/23/2020	8,960(2)	688,576	19,918(3)	1,530,698
	22,063	66,190(1)	—	36.62	3/22/2021	14,310(2)	1,099,724	—	—
	—	72,408(1)	—	49.79	3/20/2022	9,810(2)	753,899	—	—
	—	52,471(1)	—	69.65	3/26/2023	—	—	—	—

46	The Home Depot 2014 Proxy Statement

EXECUTIVE COMPENSATION

(1)	Unexercisable stock options as of the end of Fiscal 2013 for each named executive officer vest as follows:

Vesting Date	F. Blake	C. Tomé	C. Menear	M. Ellison	M. Carey

March 21, 2014	66,692	29,535	23,818	23,818	18,102

March 23, 2014	88,253	39,084	28,367	28,367	22,063

March 24, 2014	97,772	41,902	29,332	29,332	20,951

March 25, 2014	97,233	43,381	28,422	28,422	20,943

March 21, 2015	66,692	29,535	23,819	23,819	18,102

March 23, 2015	88,253	39,083	28,367	28,367	22,063

March 24, 2015	97,773	41,903	29,332	29,332	20,952

March 27, 2015	45,592	21,116	17,117	17,117	13,117

March 21, 2016	66,692	29,535	23,818	23,818	18,102

March 23, 2016	88,253	39,084	28,367	28,367	22,064

March 27, 2016	45,592	21,116	17,117	17,117	13,118

March 21, 2017	66,692	29,535	23,819	23,819	18,102

March 27, 2017	45,592	21,116	17,117	17,117	13,118

March 27, 2018	45,593	21,117	17,117	17,117	13,118

Total	1,006,674	447,042	335,929	335,929	253,915

(2)	Restricted stock as of the end of Fiscal 2013 for each named executive officer vests as follows:

Vesting Date	F. Blake	C. Tomé	C. Menear	M. Ellison	M. Carey

March 25, 2014	32,137(a)	24,914	16,323	16,323	12,027

September 21, 2014	13,720(a)	11,674	9,414	9,414	7,155

March 24, 2015	23,371(a)	17,404	12,183	12,183	8,702

September 27, 2015	17,049	7,896	6,401	6,401	4,905

March 20, 2016	—	20,000	—	15,000	—

March 23, 2016	20,626(a)	15,872	11,520	11,520	8,960

January 8, 2017	—	11,674	—	—	—

March 21, 2017	13,721(a)	—	9,415	9,415	7,155

March 27, 2018	17,050	7,897	6,401	6,401	4,905

January 8, 2019	—	123,000	—	—	—

August 2, 2019	—	—	7,500	—	—

February 6, 2027	—	—	—	6,500	—

Total	137,674	240,331	79,157	93,157	53,809

(a)

These shares became non-forfeitable and are reflected net of withholding tax obligations incurred when the performance condition on the shares was met, but the shares remain restricted until the time-based vesting dates are reached.

(3)

The named executive officers’ performance share awards vest upon certification of earned amounts by the LDC Committee following the completion of the three-year performance periods ending February 2, 2014, February 1, 2015 and January 31, 2016. The vesting of the awards is based on achievement of pre-established average ROIC and operating profit goals, as described above in the Compensation Discussion and Analysis under “Long-Term Incentives – Performance Shares.” These performance share awards vest sooner in the event of a change in control of the Company for the 2011-2013 award and 2012-2014 award or in the event of termination of employment within 12 months following a change in control for the 2013-2015 award. The number of shares vesting is determined based on actual results achieved through the date of the change in control, prorated based on the number of days in the performance period before the change in control, plus the

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EXECUTIVE COMPENSATION

target award amount, prorated based on the number of days in the performance period after the change in control. Dividend equivalents accrue on the performance shares (as reinvested shares) and will be paid upon the payout of the award based on the actual number of shares earned. For the Fiscal 2011-2013 award, the shares reported are the actual amount earned based on the performance level met as of February 2, 2014, as certified by the LDC Committee on February 27, 2014, and include dividend equivalents accrued on the award. For the Fiscal 2012-2014 award and the Fiscal 2013-2015 award, the reported number of shares includes dividend equivalents accrued through February 2, 2014 and assumes achievement of the maximum levels of performance, in accordance with SEC requirements. The reported value of the performance share awards is based on the closing stock price on January 31, 2014, the last trading day of Fiscal 2013.

OPTIONS EXERCISED AND STOCK VESTED IN FISCAL 2013

The following table sets forth the options exercised and the shares of restricted stock that vested for the named executive officers during Fiscal 2013.

OPTIONS EXERCISED AND STOCK VESTED IN FISCAL 2013
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized On Exercise	Number of Shares Acquired on Vesting	Value Realized On Vesting
Name	(#)	($)	(#)	($)

Francis S. Blake	113,000	4,838,935	122,445(1)	8,569,393

Carol B. Tomé	100,000	5,409,120	74,753	5,245,755

Craig A. Menear	—	—	51,619	3,626,235

Marvin R. Ellison	107,451	5,002,750	50,543	3,626,186

Matthew A. Carey	—	—	25,360	1,803,554

(1)

Includes 25,280 shares withheld to pay taxes on a performance-based restricted stock grant that became non-forfeitable on March 27, 2013 due to Mr. Blake being retirement eligible. The remaining shares under this grant continue to be non-transferable until the time-based vesting dates are reached.

48	The Home Depot 2014 Proxy Statement

EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2013

The following table sets forth information regarding the participation of the named executive officers in the Company’s nonqualified deferred compensation plans for Fiscal 2013.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2013
	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)

Francis S. Blake Restoration Plan(5)	N/A	115,886	196,879	—	1,500,647

Carol B. Tomé Restoration Plan(5)	N/A	75,801	213,179	—	1,575,212

Craig A. Menear Deferred Compensation Plan For Officers(6) Restoration Plan(5)	232,299 N/A	— 42,255	55,041 76,821	— —	1,308,416 582,578

Marvin R. Ellison Deferred Compensation Plan For Officers(6) Restoration Plan(5)	— N/A	— 46,282	11,420 64,480	— —	68,099 499,808

Matthew A. Carey Restoration Plan(5)	N/A	41,688	26,477	—	227,914

(1)

Executive contributions represent deferral of base salary and incentive awards under the MIP during Fiscal 2013, which amounts are also disclosed in the Fiscal 2013 Salary column and the Fiscal 2012 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The Restoration Plan is non-elective, and the participants cannot make contributions to it.

(2)

All Company contributions to the Restoration Plan are included as compensation in the Stock Awards column of the Summary Compensation Table. The Company does not make contributions to the Deferred Compensation Plan For Officers.

(3)

Deferred Compensation Plan For Officers earnings represent notional returns on participant-selected investments. Restoration Plan earnings represent an increase in the value of the underlying Company stock during Fiscal 2013 plus dividends that are credited at the same rate, and at the same time, that dividends are paid to all shareholders.

(4)

For the Restoration Plan, amounts in the aggregate balance for Messrs. Blake, Menear, Ellison and Carey and Ms. Tomé of $649,065, $214,942, $194,740, $108,473 and $621,766, respectively, were previously reported in the Summary Compensation Table. For the Deferred Compensation Plan For Officers, $841,546 of the aggregate balance amount for Mr. Menear and $1,256 for Mr. Ellison were previously reported in the Summary Compensation Table.

(5)

The Restoration Plan, an unfunded, nonqualified deferred compensation plan, provides management-level associates with a benefit equal to the matching contributions that they would have received under the Company’s FutureBuilder 401(k) Plan if certain Internal Revenue Code limitations were not in place. On January 31st of each year, the plan makes an allocation to participant accounts in an amount equal to the participant’s taxable wages during the prior calendar year minus the Internal Revenue Code limit for tax-qualified plans ($255,000 for 2013) multiplied by the current Company match level of 3.5%. This amount is then converted to units representing shares of the Company’s common stock. Stock units credited to a participant’s account are also credited with dividend equivalents at the same time, and in the same amount, as dividends are paid to shareholders. Participant account balances vest at the same time their account in the Company’s tax-qualified FutureBuilder 401(k) Plan vests, which provides for 100% cliff vesting after three years of service. A

The Home Depot 2014 Proxy Statement	49

EXECUTIVE COMPENSATION

participant’s vested account balance is payable in shares of common stock on retirement or other employment termination. In-service withdrawals are not permitted.

(6)

The Deferred Compensation Plan For Officers is an unfunded, nonqualified deferred compensation plan that allows officers to defer payment of up to 50% of base salary and up to 100% of annual incentive compensation until retirement or other employment termination. The Company makes no contributions to the Deferred Compensation Plan For Officers. Participants may also elect an in-service distribution during a designated calendar year or upon a change in control of the Company. Payment is made, at the participant’s election, in a single sum or equal annual installment payments over a period of not less than ten years commencing at retirement after age 60 or one year thereafter, provided that distribution in a single sum is automatically made on termination for reasons other than retirement or disability. Participants may elect to invest their account balances among an array of mutual funds, and notional earnings are credited to participant accounts based on fund returns. Accounts are 100% vested at all times.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Termination Without Cause or For Good Reason

Messrs. Blake, Menear, Ellison and Carey’s employment arrangements do not entitle them to any severance payments upon employment termination. They would, however, be entitled to any vested benefits under Company plans in which they participate. Messrs. Menear, Ellison and Carey are subject to non-competition and non-solicitation restrictions for 24 months and 36 months post-termination, respectively. Each named executive officer is also subject to confidentiality restrictions on employment termination.

The following table sets forth the estimated value of benefits that Ms. Tomé would be entitled to receive, assuming a termination of employment by the Company without cause or by Ms. Tomé for good reason as of February 2, 2014, the last day of Fiscal 2013. She would also be entitled to any vested benefits under Company plans in which she participates, including amounts under the Restoration Plan as set forth in the Nonqualified Deferred Compensation table on page 49 of this Proxy Statement. Ms. Tomé is not entitled to payment of any benefits upon termination for cause or resignation without good reason other than for accrued compensation earned prior to employment termination and any vested benefits under Company plans in which she participates.

TERMINATION WITHOUT CAUSE OR FOR GOOD REASON
Value of Equity Awards
	Value of Salary	Vesting on
	Continuation	Termination	Total
Name	($)	($)	($)

Carol B. Tomé	2,000,000	15,706,977	17,706,977

Under Ms. Tomé’s employment arrangement, pursuant to provisions that were adopted in 2001, in the event her employment is terminated by the Company without cause, or by Ms. Tomé for good reason, the Company will continue to pay her base salary for 24 months in accordance with the Company’s normal payroll practices, subject to any delay necessary to comply with the requirements of Internal Revenue Code Section 409A. Also, vesting will be accelerated on her outstanding restricted stock and stock option awards that would otherwise have vested during the salary continuation period (285,539 options with an intrinsic value of $10,950,885 and 61,888 shares of restricted stock with an intrinsic value of $4,756,093 at the end of Fiscal 2013, based upon the closing stock price of $76.85 on January 31, 2014). Any unvested equity at the end of the salary continuation period will be forfeited.

Termination for cause by the Company under this arrangement generally means that the executive: (a) has engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to employment duties that results in material economic harm to the Company, (b) has been convicted of a felony involving theft or moral turpitude, or (c) has violated Company policies. Termination of employment for good reason by the

50	The Home Depot 2014 Proxy Statement

EXECUTIVE COMPENSATION

executive generally means the occurrence of certain events without the executive’s consent, including: (a) the assignment of a principal office outside of the Atlanta metropolitan area, (b) decrease in base salary or failure to pay the agreed-upon compensation, or (c) cessation of a direct reporting relationship to the CEO.

In exchange for the foregoing severance payments, Ms. Tomé agreed that during the term of her employment and for 24 months thereafter, she will not, without the prior written consent of the Company, be employed by or otherwise participate in the management of competitors of the Company. She also agreed not to solicit any employee of the Company to accept a position with another entity during the 36-month period following termination.

Change in Control

The Company does not maintain change in control agreements for its executives. However, equity awards made prior to Fiscal 2013 to salaried associates, including the named executive officers, generally provide for accelerated vesting of the award upon a change in control of the Company. As noted above in the Compensation Discussion and Analysis, the LDC Committee adopted a new form of award agreement in February 2013 that no longer provides for automatic acceleration of vesting of awards solely upon a change in control. Awards granted in 2013 only vest if the executive’s employment is terminated without cause within 12 months following the change in control.

The following table sets forth the estimated value that the named executive officers would be entitled to receive due to accelerated vesting of outstanding awards assuming a change in control of the Company as of February 2, 2014, both with and without a termination of employment.

	CHANGE IN CONTROL ONLY			CHANGE IN CONTROL FOLLOWED BY TERMINATION WITHOUT CAUSE
	Value of Restricted Stock and Option Awards	Value of Performance Shares	Total Assuming Change in Control and NO Termination of Employment	Value of Additional Restricted Stock and Option Awards Vesting on Termination	Value of Additional Performance Shares Vesting on Termination	Total Assuming Change in Control AND Termination of Employment
Name	($)(1)	($)(2)	($)	($)(3)	($)(4)	($)

Francis S. Blake	39,746,126	9,033,871	48,779,997	3,933,565	2,769,367	55,482,929

Carol B. Tomé	31,225,378	4,000,657	35,226,035	1,821,840	1,282,627	38,330,502(5)

Craig A. Menear	15,235,984	3,025,123	18,261,107	1,476,803	1,039,704	20,777,614

Marvin R. Ellison	16,311,884	3,025,123	19,337,007	1,476,803	1,039,704	21,853,514

Matthew A. Carey	10,991,364	2,331,322	13,322,686	1,131,690	796,704	15,251,080

(1)

Value reflects outstanding shares of restricted stock granted prior to 2013, multiplied by a closing stock price of $76.85 on January 31, 2014, and the intrinsic value as of February 2, 2014 of outstanding unvested stock options granted prior to 2013, using the closing stock price of $76.85 on January 31, 2014.

(2)

Value reflects the following: (a) for the Fiscal 2011-2013 performance share award, shares earned based on 143.9% actual performance for the three-year performance period; and (b) for the Fiscal 2012-2014 performance share award, (i) shares that would have been earned based on 132.2% actual performance at the end of Fiscal 2013 multiplied by a ratio of 735 days in the performance period through February 2, 2014 to 1,099 total days in the performance period, plus (ii) target performance shares multiplied by the ratio of 364 days remaining in the performance period after February 2, 2014 to 1,099 total days in the performance period. In each case, the number of performance shares obtained is multiplied by a closing stock price of $76.85 on January 31, 2014 to determine the value as of the end of Fiscal 2013. Amounts include dividend equivalents accrued through the end of Fiscal 2013 converted into additional performance shares.

The Home Depot 2014 Proxy Statement	51

EXECUTIVE COMPENSATION

(3)

Value reflects outstanding shares of restricted stock granted in 2013, multiplied by a closing stock price of $76.85 on January 31, 2014, and the intrinsic value as of February 2, 2014 of outstanding unvested stock options granted in 2013, using the closing stock price of $76.85 on January 31, 2014.

(4)

Value reflects the Fiscal 2013-2015 performance share award, calculated as follows: (i) shares that would have been earned based on 112.3% actual performance at the end of Fiscal 2013 multiplied by a ratio of 364 days in the performance period through February 2, 2014 to 1,092 total days in the performance period, plus (ii) target performance shares multiplied by the ratio of 728 days remaining in the performance period after February 2, 2014 to 1,092 total days in the performance period. The number of performance shares obtained is multiplied by a closing stock price of $76.85 on January 31, 2014 to determine the value as of the end of Fiscal 2013. Amounts include dividend equivalents accrued through the end of Fiscal 2013 converted into additional performance shares.

(5)	Upon termination without cause or for good reason, Ms. Tomé would also be entitled to salary continuation benefits in the amount of $2,000,000 as described in the preceding table.

Termination Due to Death, Disability or Retirement

Equity awards made to salaried associates, including the named executive officers, generally provide for accelerated vesting of the award upon employment termination due to death or disability. The following table sets forth the estimated value of benefits that the named executive officers would be entitled to receive assuming death or disability as of February 2, 2014. In addition, the named executive officers would be entitled to amounts under the Restoration Plan and, if applicable, the Deferred Compensation Plan For Officers, as set forth in the Nonqualified Deferred Compensation table on page 49 of this Proxy Statement.

DEATH OR DISABILITY
	Value of Restricted Stock and Option Awards	Value of Performance Shares	Death Benefit	Total
Name	($)(1)	($)	($)(4)	($)

Francis S. Blake	43,679,691	12,320,285(2)	400,000	56,399,976

Carol B. Tomé	33,047,218	4,051,225(3)	400,000	37,498,443

Craig A. Menear	16,712,787	3,067,775(3)	400,000	20,180,562

Marvin R. Ellison	17,788,687	3,067,775(3)	400,000	21,256,462

Matthew A. Carey	12,123,054	2,366,058(3)	400,000	14,889,112

(1)

Value reflects outstanding restricted stock at the end of Fiscal 2013, multiplied by a closing stock price of $76.85 on January 31, 2014 and outstanding unvested stock options based on the intrinsic value as of February 2, 2014, using the closing stock price of $76.85 on January 31, 2014.

(2)

Value reflects the following: (a) for the Fiscal 2011-2013 performance share award, shares earned based on 143.9% actual performance for the three-year performance period; (b) for the Fiscal 2012-2014 performance share award, the shares that would have been earned based on 132.2% actual performance at the end of Fiscal 2013; and (c) for the Fiscal 2013-2015 performance share award, the shares that would have been earned based on 112.3% actual performance at the end of Fiscal 2013. The number of performance shares obtained is multiplied by a closing stock price of $76.85 on January 31, 2014 to determine the value as of the end of Fiscal 2013. Amounts include dividend equivalents accrued through the end of Fiscal 2013 converted into additional performance shares.

52	The Home Depot 2014 Proxy Statement

EXECUTIVE COMPENSATION

(3)

Value reflects the following: (a) for the Fiscal 2011-2013 performance share award, shares earned based on 143.9% actual performance for the three-year performance period; (b) for the Fiscal 2012-2014 performance share award, the prorated portion of shares that would have been earned based on 132.2% actual performance at the end of Fiscal 2013 multiplied by a ratio of 735 days in the performance period through February 2, 2014 to 1,099 total days in the performance period; and (c) for the Fiscal 2013-2015 performance share award, the prorated portion of shares that would have been earned based on 112.3% actual performance at the end of Fiscal 2013 multiplied by a ratio of 364 days in the performance period through February 2, 2014 to 1,092 total days in the performance period. The number of performance shares obtained is multiplied by a closing stock price of $76.85 on January 31, 2014 to determine the value as of the end of Fiscal 2013. Amounts include dividend equivalents accrued through the end of Fiscal 2013 converted into additional performance shares.

(4)	Value reflects a $400,000 death benefit, which is only paid out upon death, not disability.

Certain equity awards made to salaried associates, including the named executive officers, provide that the awards are no longer forfeitable upon retirement on or after age 60 with five years of continuous service with the Company. As of February 2, 2014, Mr. Blake was the only named executive officer who had met this condition. The following table sets forth the estimated value of benefits that Mr. Blake would be entitled to receive assuming termination due to retirement as of February 2, 2014. Mr. Blake would also be entitled to amounts under the Restoration Plan as set forth in the Nonqualified Deferred Compensation table on page 49 of this Proxy Statement.

RETIREMENT
	Value of Restricted Stock and Option Awards	Value of Performance Shares	Total
Name	($)(1)	($)(2)	($)

Francis S. Blake	43,679,691	12,320,285	55,999,976

(1)

Value reflects restricted stock grants that have the retirement eligibility provision described above and that are outstanding at the end of Fiscal 2013, multiplied by a closing stock price of $76.85 on January 31, 2014, and unvested stock options that have the retirement eligibility provision, based on the intrinsic value as of February 2, 2014, using the closing stock price of $76.85 on January 31, 2014. The restricted stock grants would remain non-transferable, and the stock options would remain non-exercisable, until the time-based vesting dates.

(2)

Value reflects the following: (a) for the Fiscal 2011-2013 performance share award, shares earned based on 143.9% actual performance for the three-year performance period; (b) for the Fiscal 2012-2014 performance share award, the shares that would have been earned based on 132.2% actual performance at the end of Fiscal 2013; and (c) for the Fiscal 2013-2015 performance share award, the shares that would have been earned based on 112.3% actual performance at the end of Fiscal 2013. The number of performance shares obtained is multiplied by a closing stock price of $76.85 on January 31, 2014 to determine the intrinsic value as of the end of Fiscal 2013. Amounts include dividend equivalents accrued through the end of Fiscal 2013 converted into additional performance shares.

The Home Depot 2014 Proxy Statement	53

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION
	Number of Securities to be Issued Upon Exercise of Outstanding Options,	Weighted-Average Exercise Price of Outstanding Options,	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	First Column)

Equity Compensation Plans Approved by Security Holders(1)	16,079,496 (2)	$39.26(3)	174,286,672 (4)

Equity Compensation Plans Not Approved by Security Holders(5)	240,292(6)	$ —(7)	19,319,278(8)

Total	16,319,788		193,605,950

(1)

These plans are the Company’s 1997 Omnibus Stock Incentive Plan (“1997 Plan”), the Amended and Restated 2005 Plan, the ESPP and The Home Depot, Inc. Non-Employee Directors’ Deferred Stock Compensation Plan (the “Directors Plan”). The Directors Plan allows the Company’s outside directors to elect to defer their cash retainers and meeting fees for deferred stock units payable in shares of the Company’s common stock on termination of Board service. Meeting fees were eliminated for meetings held after August 16, 2007.

(2)

Includes an aggregate of 1,457,787 stock options under the 1997 Plan, 12,500,841 stock options under the Amended and Restated 2005 Plan, 10,741 deferred shares or deferred stock units under the 1997 Plan, 1,026,746 deferred shares or deferred stock units under the Amended and Restated 2005 Plan, 983,445 performance shares under the Amended and Restated 2005 Plan and 99,936 deferred stock units credited to participant accounts under the Directors Plan. Does not include 148,627 outstanding restricted shares granted under the 1997 Plan and 9,323,720 outstanding restricted shares granted under the Amended and Restated 2005 Plan.

(3)

Weighted average exercise price of outstanding options; excludes deferred shares, deferred stock units, deferred stock rights, performance shares and shares of restricted stock under the 1997 and Amended and Restated 2005 Plans, deferred stock units under the Directors Plan and rights to purchase shares under the ESPP.

(4)

Represents 147,357,056 shares under the Amended and Restated 2005 Plan, 24,911,483 shares under the ESPP (see Note 6 to the Company’s consolidated financial statements included in the 2013 Form 10-K and Exhibit 10.11 to the 2013 Form 10-K) and 2,018,133 shares under the Directors Plan.

(5)

These plans are the Company’s Non-U.S. Employee Stock Purchase Plan (the “Non-U.S. ESPP”) (see Note 6 to the Company’s consolidated financial statements in the 2013 Form 10-K and Exhibit 10.11 to the 2013 Form 10-K) and the Restoration Plan (see Note 7 to the Company’s consolidated financial statements in the Company’s 2013 Form 10-K and Exhibits 10.7 and 10.8 to the 2013 Form 10-K).

(6)	Includes 240,292 deferred stock units under the Restoration Plan referred to in footnote 5.

(7)

Outstanding equity consists solely of rights to purchase shares under the Non-U.S. ESPP and deferred stock units granted under the Restoration Plan; therefore, there is no weighted-average exercise price.

(8)	Represents shares available under the Non-U.S. ESPP.

54	The Home Depot 2014 Proxy Statement

DIRECTOR COMPENSATION

Our philosophy with respect to director compensation is to align the interests of non-employee directors with the interests of our shareholders. To implement this philosophy, our Corporate Governance Guidelines provide that the annual retainer for non-employee directors must be at least two-thirds equity. The Company presently provides 82% of each director’s annual retainer in Company equity. Furthermore, consistent with our Corporate Governance Guidelines, director equity awards stipulate that shares of Company stock must continue to be held until the director retires from the Board or for one year after Board service ends for any reason other than ordinary Board retirement (at or after age 72), death, disability or a change in control of the Company.

Each non-employee director who was a Board member during Fiscal 2013 received an annual retainer of $280,000 as of the date of the 2013 annual meeting, or, in the case of Ms. Foulkes, upon joining the Board in September 2013. The retainer was paid in the following manner:

•	$230,000 in the form of deferred shares granted under the Amended and Restated 2005 Plan; and

•	$50,000 in the form of cash or deferred stock units under the Directors Plan, at the election of the director.

The deferred shares and deferred stock units, together with dividend equivalents that accrue thereon, are payable in shares of the Company’s common stock following termination of Board service. Director compensation is paid for the twelve-month period commencing with each annual meeting of shareholders. A pro rata portion of annual director compensation is paid to directors who become Board members after the annual meeting as follows: 100% for appointments on or before the six-month anniversary of the annual meeting, 50% after the six-month but not later than the nine-month anniversary of the annual meeting, and 25% after the nine-month anniversary of the annual meeting.

Each non-employee director who served as Chair of a Board committee also received $10,000, except for the Chair of the Audit Committee, who received $15,000. Board committee Chair retainers were payable in cash or deferred stock units under the Directors Plan, at the election of the director.

In addition to the annual retainers and applicable committee Chair retainers described above, the Lead Director also receives $80,000 in the form of cash or deferred stock units under the Directors Plan. At least 12% of the Lead Director’s cash retainers must be paid in the form of deferred stock units under the Directors Plan pursuant to the equity requirement in the Corporate Governance Guidelines, with the remainder paid in the form of cash or deferred stock units under the Directors Plan, at the election of the Lead Director. For Fiscal 2013, our Lead Director elected to receive 100% of her committee Chair retainer and 20% of each of her annual cash Board retainer and Lead Director retainer in deferred stock units under the Directors Plan.

The Company also pays (or provides for reimbursement of) the travel and accommodation expenses of directors and, when requested by the Company, their spouses, to attend Board meetings, conduct store visits and participate in other corporate functions.

The Company maintains a program through which it will match up to $10,000 of charitable donations made by each director, including the Chairman, for each calendar year. Mr. Blake’s All Other Compensation reported in the Summary Compensation Table includes $10,000 in matching contributions made under the program for Fiscal 2013. The directors do not receive any financial benefit from this program because the charitable deductions accrue solely to the Company. Donations under the program are not made to any charity from which the director (or a party related to the director) directly or indirectly receives compensation.

The Home Depot 2014 Proxy Statement	55

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to or earned during Fiscal 2013 by our non-employee directors who served during Fiscal 2013.

DIRECTOR COMPENSATION
	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Name	($)(2)	($)(3)(5)	($)(5)	($)(4)	($)

F. Duane Ackerman	65,000	230,000	—	—	295,000

Ari Bousbib	60,000	230,000	—	—	290,000

Gregory D. Brenneman	60,000	230,000	—	—	290,000

J. Frank Brown	50,000	230,000	—	10,000	290,000

Albert P. Carey	50,000	230,000	—	—	280,000

Armando Codina	50,000	230,000	—	—	280,000

Helena B. Foulkes(1)	50,000	230,000	—	—	280,000

Bonnie G. Hill	140,000	230,000	—	—	370,000

Karen L. Katen	50,000	230,000	—	—	280,000

Mark Vadon	50,000	230,000	—	10,000	290,000

(1)	Ms. Foulkes was appointed to the Board on September 20, 2013.

(2)

Fees earned or paid in cash vary because, in addition to the $50,000 annual retainer, they include retainers for Chair and Lead Director positions. Messrs. Ackerman, Bousbib, Brenneman, Brown, Carey, Codina and Vadon and Ms. Foulkes deferred 100% and Ms. Katen deferred 50% of their annual cash Board retainers under the Directors Plan, which retainers were converted into stock units that are payable in shares of Company common stock following termination of Board service. Messrs. Ackerman and Bousbib and Ms. Hill deferred 100% of their committee Chair retainers, and Ms. Hill deferred 20% of each of her annual cash Board retainer and Lead Director retainer. Dividend equivalents are credited on stock units in the Directors Plan at the same rate, and at the same time, that dividends are paid to shareholders.

(3)	Amounts set forth in the Stock Awards column represent the aggregate grant date fair value of awards granted in Fiscal 2013 computed in accordance with FASB ASC Topic 718.

The grant date fair value of the deferred share award granted during Fiscal 2013 is set forth in the following table, computed in accordance with FASB ASC Topic 718 based on the closing stock price on the grant date. There were no deferred share forfeitures by the directors during Fiscal 2013.

Grant Date	Shares (#)	Value ($)	Directors Who Received

05/23/2013	2,915	230,000	Ackerman, Bousbib, Brenneman, Brown, Carey, Codina, Hill, Katen, Vadon
09/20/2013	2,987	230,000	Foulkes

(4)	Amounts reported reflect matching charitable contributions.

56	The Home Depot 2014 Proxy Statement

DIRECTOR COMPENSATION

(5)	As of the end of Fiscal 2013, our non-employee directors who served during Fiscal 2013 held the following outstanding equity:

Name	Stock Options	Restricted Shares	Deferred Shares	Deferred Stock Units	Shares Owned Outright	Shares Owned Indirectly	Total
F. Duane Ackerman	—	—	53,628	12,637	900	—	67,165
Ari Bousbib	—	—	53,628	13,579	10,000	—	77,207
Gregory D. Brenneman	—	1,332	67,825	26,005	5,000	—	100,162
J. Frank Brown	—	—	15,010	3,263	1,000	—	19,273
Albert P. Carey	—	—	46,623	4,929	—	—	51,552
Armando Codina	—	—	52,438	11,582	35,650	—	99,670
Helena B. Foulkes	—	—	3,002	653	313	—	3,968
Bonnie G. Hill	—	1,795	67,825	14,995	2,615	—	87,230
Karen L. Katen	—	—	53,628	10,786	6,500	—	70,914
Mark C. Vadon	—	—	6,938	1,508	16,095	—	24,541

The Home Depot 2014 Proxy Statement	57

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

Each member of the LDC Committee is independent under SEC rules, NYSE listing standards and the Company’s Director Independence Standards set forth in the Company’s Corporate Governance Guidelines and attached as Appendix A to this Proxy Statement.

The LDC Committee acts under a written charter which sets forth its responsibilities and duties, as well as requirements for the LDC Committee’s composition and meetings. The LDC Committee’s primary responsibility is to (a) assist the Board in developing and evaluating potential candidates for executive positions, including the CEO, (b) oversee the development of executive succession plans and (c) approve compensation strategy, including the corporate goals and objectives relevant to the compensation of the Company’s senior executive officers, including the CEO, to ensure management is afforded appropriate incentives and rewarded appropriately for contributions to the Company’s growth and profitability and that the executive compensation strategy supports the Company’s objectives and shareholder interests.

The LDC Committee also oversees management’s decisions concerning the performance and compensation of other Company officers, administers the Company’s equity-based and incentive-based compensation plans, and regularly evaluates the effectiveness of the Company’s overall executive compensation program. In addition, the LDC Committee periodically reviews the compensation and benefits offered to non-employee directors and recommends changes as appropriate.

A more complete description of the LDC Committee’s functions is set forth in the LDC Committee charter, which is available on the Company’s website at http://ir.homedepot.com under “Corporate Governance > Committee Members & Charters” and is also available in print upon request.

The LDC Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based upon such review and discussions, the LDC Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for Fiscal 2013.

This report has been furnished by the current members of the LDC Committee:

•	Gregory D. Brenneman, Chair

•	Albert P. Carey

•	Armando Codina

•	Helena B. Foulkes

•	Bonnie G. Hill

58	The Home Depot 2014 Proxy Statement

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows the Company common stock beneficially owned, as of March 10, 2014, by our directors, our director nominee, the named executive officers and our directors and executive officers as a group. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk (*) in the Percent of Class column indicates beneficial ownership of less than 1%. The percentage ownership is based on the number of shares of our common stock outstanding as of March 10, 2014.

Name of Beneficial Owner	Total Beneficial Ownership(1)	Deferred Shares/ Stock Units(4)	Percent of Class
Francis S. Blake	2,211,550(2)	19,527	*
F. Duane Ackerman	900	66,265	*
Ari Bousbib	10,000	67,206	*
Gregory D. Brenneman	6,382	93,830	*
J. Frank Brown	1,000	18,273	*
Albert P. Carey	—	51,552	*
Armando Codina	35,650	64,020	*
Helena B. Foulkes	313	3,654	*
Wayne M. Hewett	—	—	*
Bonnie G. Hill	4,410	82,820	*
Karen L. Katen	6,500	64,413	*
Mark Vadon	16,095	8,447	*
Matthew A. Carey	229,521(3)	2,966	*
Marvin R. Ellison	415,453	6,504	*
Craig A. Menear	667,614	7,581	*
Carol B. Tomé	875,694	20,497	*
Directors and executive officers as a group (19 people)	5,023,933	588,326	0.41%

(1)

Represents the number of shares beneficially owned, which includes equivalent shares credited under our FutureBuilder 401(k) Plan and restricted stock granted under the Amended and Restated 2005 Plan and the 1997 Plan. In addition, these amounts include shares subject to options exercisable within 60 days of March 10, 2014 as follows: Francis S. Blake – 1,470,501; Matthew A. Carey – 146,024; Marvin R. Ellison – 232,042; Craig A. Menear – 559,494; Carol B. Tomé – 276,790; and directors and executive officers as a group (19 people) – 2,953,443. Amounts in this column do not include shares to be received upon settlement of deferred stock units or deferred shares more than 60 days after March 10, 2014, which shares are reflected in the Deferred Shares/Stock Units column of the table. The deferred stock units and deferred shares have no voting rights. Our Securities Laws Policy requires directors and executive officers to pre-clear any pledge of shares of our common stock as security for any indebtedness (including any margin loans), and none of our directors, director nominee or executive officers has any such pledged shares. Consistent with our anti-hedging policy, none of our directors, director nominee or executive officers has entered into any hedging transactions with regard to his or her ownership of our common stock.

(2)	This amount includes 333 shares held by a family trust.

(3)	This amount includes 15,331 shares held by a family trust.

(4)

These amounts reflect deferred shares and deferred stock units granted under the Amended and Restated 2005 Plan, deferred stock units granted under the Directors Plan, and stock units granted under the Restoration Plan.

The Home Depot 2014 Proxy Statement	59

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table contains information about the number of shares of our common stock held as of December 31, 2013 by persons we know to be the beneficial owners of more than five percent of our outstanding common stock. The percentage ownership is based on the number of shares of our common stock outstanding as of March 10, 2014.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Capital World Investors(1) 333 South Hope Street Los Angeles, CA 90071	142,118,330	10.3%
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	81,169,739	5.9%

(1)

Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2014 by Capital World Investors (“Capital World”), a division of Capital Research and Management Company. At that time, Capital World reported that it is deemed to be the beneficial owner of, and that it has sole voting and dispositive power as to, all of these shares.

(2)

Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2014. BlackRock, Inc. reported that it has sole dispositive power as to all of these shares and sole voting power as to 65,179,877 of these shares.

60	The Home Depot 2014 Proxy Statement

GENERAL

CERTAIN RELATED-PARTY TRANSACTIONS

The Nominating and Corporate Governance Committee, which is composed of independent directors, reviews all related-party transactions and relationships involving a Board member or officer of the Company subject to Section 16 of the Exchange Act. To help identify related-party transactions and relationships, each director and executive officer completes a questionnaire that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or will have with the Company. Our General Counsel also conducts an independent investigation by reviewing the Company’s financial systems to determine if a director or executive officer, or a company with which he or she is affiliated, engaged in transactions or had a relationship with the Company during the fiscal year. The Company’s procedures with respect to review and approval or ratification of related-party transactions are addressed in the Nominating and Corporate Governance Committee’s charter.

The Nominating and Corporate Governance Committee reviews and approves, ratifies or rejects any transaction or relationship with a related party that is identified. In approving, ratifying or rejecting a related-party transaction or relationship, the Nominating and Corporate Governance Committee considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to the Company. Transactions and relationships that are determined to be directly or indirectly material to the Company or a related party are disclosed in the Company’s Proxy Statement.

The Nominating and Corporate Governance Committee has identified the following related-party transactions and relationships:

Francis S. Blake (“DM Blake”), who is the son of Frank Blake, the Company’s Chairman and CEO, has been a district manager for the Company since March 2009. Prior to that position, he had served as a store manager since June 2006 and joined the Company in September 2004. During Fiscal 2013, DM Blake earned or received an aggregate of $229,866 in base and annual incentive compensation. He also received $51,368 in relocation benefits under our standard relocation policy related to his transfer to manager of a new district in August 2013. In addition, DM Blake received standard home buyout benefits under the relocation policy, pursuant to which the Company purchased and subsequently resold his home through a third party relocation firm for a net cost to the Company of $135,653, including expenses related to the purchase and resale. In addition to the compensation described above and customary employee benefits, DM Blake continues to be eligible to participate in bonus and equity compensation plans based on his performance as well as the performance of the Company. DM Blake’s compensation is within the established range paid to district managers.

The Company, principally through The Home Depot Foundation, has supported Habitat for Humanity International and its affiliates (collectively “Habitat”) since 1991. Elizabeth Blake, the wife of Frank Blake, the Company’s Chairman and CEO, serves as general counsel of Habitat for Humanity International. In Fiscal 2013, the Foundation made cash grants of approximately $500,000 to Habitat and its affiliates, fulfilling its 2008 commitment to donate $30 million (in financial and in-kind support) to Habitat to provide energy-efficient and sustainable building resources and funding for a portion of the single- and multi-family homes that Habitat builds over a five-year period. The Foundation has continued its support of Habitat through programs such as the Repair Corps Program, a joint initiative to remodel and renovate homes across the country for U.S. military veterans and their families, and Framing Hope, which partners stores with local charities, including Habitat affiliates, to provide them with donated products and building supplies that would otherwise be discarded. Under these programs, the Foundation made cash grants and gift card donations of approximately $3.7 million and product donations of approximately $3.8 million in retail value to various affiliates of Habitat in Fiscal 2013.

During Fiscal 2013, the Company also made purchases of software and related services from Microsoft, Inc. in the ordinary course of business. The Chief Operating Officer of Microsoft is the brother-in-law of Matthew A. Carey, our Executive Vice President and Chief Information Officer. The total payments made to Microsoft during Fiscal 2013 were approximately $25.7 million, representing less than 0.03% of the revenues of each of the Company and Microsoft.

BUSINESS CODE OF CONDUCT

The Company has a Business Code of Conduct and Ethics that is applicable to all directors, officers and

The Home Depot 2014 Proxy Statement	61

GENERAL

associates of the Company, including the CEO and the CFO. The complete text of the code is available on the Company’s website at http://ir.homedepot.com under “Corporate Governance > Corp. Governance Overview” and is also available in print at no charge upon request. The Company will post any amendments to or waivers from the Business Code of Conduct and Ethics (to the extent applicable to the Company’s executive officers and directors) at this location on its website.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports required to be filed with the SEC and NYSE and furnished to the Company during Fiscal 2013 by directors, officers or beneficial owners of more than ten percent of the outstanding shares of common stock of the Company pursuant to Section 16(a) of the Exchange Act, and a review of written certifications provided by them to the Company, we believe that our directors and executive officers timely complied with the requirements of Section 16(a) of the Exchange Act during Fiscal 2013.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

To be considered for inclusion in next year’s Proxy Statement and form of proxy, proposals by shareholders for business to be considered at the 2015 Annual Meeting of Shareholders must be submitted in writing by December 8, 2014 and must comply with the requirements of SEC Rule 14a-8. Proposals should be submitted to: Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, N.W., Building C-22, Atlanta, Georgia 30339.

If a shareholder wishes to present a proposal or submit a formal nomination of a director candidate for election at the 2015 Annual Meeting and the proposal or nomination is not intended to be included in our Proxy Statement, the shareholder must give us advance notice in writing and meet the requirements of our Certificate of Incorporation and By-Laws, including providing all of the information specified in the By-Laws. If a shareholder gives notice after the applicable deadline, the shareholder will not be permitted to present the proposal or nomination for a vote at the meeting. The notice must be submitted to: Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, N.W., Building C-22, Atlanta, Georgia 30339. Each proposal submitted must be a proper subject for shareholder action at the meeting. Our Certificate of Incorporation provides that a formal nomination by a shareholder of a candidate for election as a director must be in writing and received by our Corporate Secretary (at the address specified above) not less than 30 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director. For all other proposals of business to be considered at next year’s annual meeting, notice must be received no earlier than 120 calendar days (January 22, 2015) and no later than 90 calendar days (February 21, 2015) prior to the anniversary of this year’s annual meeting. However, if next year’s annual meeting is to be held more than 30 days before or 70 days after the anniversary of this year’s annual meeting, notice must be received not later than 90 days nor earlier than 120 days prior to next year’s annual meeting date, or by the tenth day following the Company’s public announcement of next year’s annual meeting date.

OTHER PROPOSED ACTIONS

We do not know of any matters to be acted upon at the Meeting other than those discussed in this Proxy Statement. If any other items or matters are properly presented before the Meeting, the proxy holders will vote on such matters in their discretion. A proxy granted by a shareholder will give discretionary authority to the proxy holders to vote on any matters introduced pursuant to these procedures, subject to applicable SEC rules.

SOLICITATION OF PROXIES

The Company is paying the full costs of the solicitation of proxies. Proxies may be solicited on behalf of the Board by mail, telephone, other electronic means or in person. D.F. King & Co., Inc. has been retained to assist in soliciting proxies at a fee of $21,250, plus expenses. We will also reimburse the expenses of brokers, nominees and fiduciaries who send proxies and proxy materials to our shareholders. Additionally, some of our directors, officers or employees may solicit shareholders by mail, telephone, other electronic means or in person. None of these persons will receive any additional or special compensation for doing so.

62	The Home Depot 2014 Proxy Statement

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

At least two-thirds of the Board of Directors of The Home Depot, Inc. (the “Company”) shall be independent. No director shall qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making such determination, the Board of Directors shall consider the factors identified below, as well as such other factors that the Board of Directors may deem relevant. A director will not be deemed independent if:

1.	the director is employed by the Company or any of its affiliates (as used herein, such term shall have the meaning set forth in Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended) or was employed by the Company or any of its affiliates at any time during the preceding three years;

2.	the director is a member of the immediate family of an individual who is, or has been, employed by the Company or any of its affiliates as an executive officer (as used herein, such term shall have the same meaning as the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934 (the “Exchange Act”)) at any time during the preceding three years;

3.	(a) the director presently receives, or his or her immediate family member receives, more than $120,000 in any consecutive 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (b) the director or the director’s immediate family member had received such compensation during any consecutive 12-month period within the preceding three years;

4.	(a) the director or his or her immediate family member is presently a partner of a firm that is the Company’s internal or external auditor; (b) the director is presently an employee of such firm; (c) the director’s immediate family member is presently an employee of such firm and personally works on the Company’s audit; or (d) the director or his or her immediate family member was within the preceding three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit during such three year period;

5.	(a) the director is presently an executive officer or an employee, or his or her immediate family member is an executive officer, of another company (including any tax-exempt organization) that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds $1 million or 2 percent of such other company’s consolidated gross revenues for its last fiscal year, whichever is greater, or (b) the Company and the company of which the director is an executive officer or employee or his or her immediate family member is an executive officer had such relationship within the preceding three years;

6.	the director is affiliated with, or his or her immediate family member is affiliated with, a paid advisor or consultant to the Company;

7.	the director has, or his or her immediate family member has, a personal services contract with the Company;

8.	the director has any interest in an investment that the director jointly acquired in conjunction with the Company;

9.	the director or his or her immediate family member is employed and compensated by a foundation, university or other nonprofit institution that has received significant charitable contributions from the Company that are disclosed or will be required to be disclosed in the Company’s proxy statement; and

10.	(a) the director is presently employed, or his or her immediate family member is presently employed, as an executive officer of another company where any of the Company’s present executive officers serves on that company’s compensation committee, or (b) such director or his or her immediate family member was employed in such capacity within the preceding three years.

In addition to being independent as determined by the Board of Directors in accordance with the factors set forth above, (a) members of the Audit Committee may not (i) receive, directly or indirectly, any compensation other than directors’ fees from the Company, or (ii) be an “affiliated person” of the Company or any of its subsidiaries as such term is defined under Rule 10A-3 under the Exchange Act and (b) members of the Leadership Development and Compensation Committee (the “LDCC”) must qualify as “outside directors” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” as such term is defined under Rule 16b-3 promulgated under the Exchange Act. In addition, members of the LDCC must meet the independence standards for compensation committee members under applicable New York Stock Exchange listing standards and cannot be executive officers of a public company at which an executive officer of the Company serves as a member of such public company’s compensation committee.

The Home Depot 2014 Proxy Statement	A-1

PRINTED ON RECYCLED PAPER

THE HOME DEPOT, INC.

STORE SUPPORT CENTER BUILDING

2455 PACES FERRY ROAD

ATLANTA, GA 30339-4024

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M68988-P48480 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THE HOME DEPOT, INC.
The Board of Directors recommends a vote FOR all director nominees, and FOR Proposals 2 and 3.
1.	Election of Directors		For	Against	Abstain
	1a.	F. Duane Ackerman	☐	☐	☐
	1b.	Francis S. Blake	☐	☐	☐
	1c.	Ari Bousbib	☐	☐	☐
	1d.	Gregory D. Brenneman	☐	☐	☐
	1e.	J. Frank Brown	☐	☐	☐
	1f.	Albert P. Carey	☐	☐	☐
	1g.	Armando Codina	☐	☐	☐
	1h.	Helena B. Foulkes	☐	☐	☐
	1i.	Wayne M. Hewett	☐	☐	☐
	1j.	Karen L. Katen	☐	☐	☐
	1k.	Mark Vadon	☐	☐	☐
For address changes, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

		For	Against	Abstain
2.	Ratification of the Appointment of KPMG LLP	☐	☐	☐
3.	Advisory Vote to Approve Executive Compensation	☐	☐	☐
The Board of Directors recommends a vote AGAINST Proposals 4 and 5.
4.	Shareholder Proposal Regarding Special Shareholder Meetings	☐	☐	☐
5.	Shareholder Proposal Regarding Employment Diversity Report	☐	☐	☐

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

ADMISSION TICKET

INFORMATION ABOUT THE HOME DEPOT, INC. 2014 ANNUAL MEETING OF SHAREHOLDERS

Directions to Cobb Galleria Centre are available by telephone at 770-955-8000 or on Cobb Galleria Centre’s website at www.cobbgalleria.com/directions.aspx

PLEASE BRING ADMISSION TICKET WITH VALID PICTURE I.D. TO PRESENT FOR ADMISSION

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

TIME:	WHO MAY VOTE:
9:00 a.m., Eastern Time on Thursday, May 22, 2014	You may vote if you were a shareholder of record as of the close of business on March 24, 2014.
PLACE:
Cobb Galleria Centre	ANNUAL MEETING MATERIALS:
Two Galleria Parkway, S.E. Atlanta, Georgia 30339	A copy of the Proxy Statement and our 2013 Annual Report are available at http://reports.homedepot.com

DATE OF MAILING:
The Proxy Statement is first being mailed to shareholders on or about April 7, 2014.

By Order of the Board of Directors

Teresa Wynn Roseborough, Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 22, 2014:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

M68989-P48480

PROXY/VOTING INSTRUCTION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

2014 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2014

The undersigned shareholder hereby appoints Francis S. Blake and Teresa Wynn Roseborough, and each of them individually, attorneys and proxies for the undersigned with full power of substitution, to act with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present, at the 2014 Annual Meeting of Shareholders of The Home Depot, Inc., to be held at Cobb Galleria Centre, Two Galleria Parkway, S.E., Atlanta, Georgia, on Thursday, May 22, 2014, at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof, as directed on the reverse side with respect to the matters set forth on the reverse side, and with discretionary authority on all other matters that come before the meeting, all as more fully described in the Proxy Statement received by the undersigned shareholder. If no direction is made, the proxy will be voted: (a) “FOR” the election of the director nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side and (c) in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

Participants in the Company’s retirement plans may vote their proportionate share of The Home Depot, Inc. common stock held in the plan, by signing and returning this card, or by voting electronically. By doing so, you are instructing the trustee to vote all of the shares at the meeting and at any adjournments or postponements thereof, as you have indicated with respect to the matters referred to on the reverse side. If this card is signed and returned without voting instructions, you will be deemed to have instructed the plan trustee to vote the shares (a) “FOR” the election of the nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side and (c) in the discretion of the plan trustee upon such other matters as may properly come before the Annual Meeting. If this card is not returned or is returned unsigned, shares will be voted by the plan trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan. If, however, voting instructions are not provided and you participate in one of the Company’s Canada-based retirement plans, or in a self-directed brokerage window of a U.S. retirement plan, the shares will not be voted.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
UNLESS VOTING ELECTRONICALLY OR BY PHONE, PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

for the 2014 The Home Depot Shareholder Meeting to Be Held on May 22, 2014.

THE HOME DEPOT, INC.

THE HOME DEPOT, INC. STORE SUPPORT CENTER BUILDING 2455 PACES FERRY ROAD ATLANTA, GA 30339-4024

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 24, 2014
Date: May 22, 2014 Time: 9:00 a.m. EDT
Location: Cobb Galleria Centre
Two Galleria Parkway, S.E.
Atlanta, GA 30339

You are receiving this communication because you hold shares in The Home Depot, Inc.

This Notice is not a ballot or a form of proxy. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—    Before You Vote    —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 8, 2014 to facilitate timely delivery.

—    How To Vote    —

Please Choose One of the Following Voting Methods

Vote In Person: To vote in person at the Meeting you will need to request a ballot to vote these shares. To attend the meeting, you will need to bring an admission ticket and valid picture identification. If the shares are registered in your name and you received this Notice, the Notice is your admission ticket.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. See “How to Request and Receive a PAPER or E-MAIL Copy” above.

Voting Items

The Board of Directors recommends a vote FOR all director nominees, and FOR Proposals 2 and 3.
1. Election of Directors
1a. F. Duane Ackerman
1b. Francis S. Blake
1c. Ari Bousbib
1d. Gregory D. Brenneman
1e. J. Frank Brown
1f. Albert P. Carey
1g. Armando Codina
1h. Helena B. Foulkes
1i. Wayne M. Hewett
1j. Karen L. Katen
1k. Mark Vadon

2. Ratification of the Appointment of KPMG LLP
3. Advisory Vote to Approve Executive Compensation
The Board of Directors recommends a vote AGAINST Proposals 4 and 5.
4. Shareholder Proposal Regarding Special Shareholder Meetings
5. Shareholder Proposal Regarding Employment Diversity Report